                                                                    EXHIBIT 2.06


                                                                [EXECUTION COPY]













                               CREDIT AGREEMENT,

                         dated as of February 20, 1997



                                    between



                     HYCROFT RESOURCES & DEVELOPMENT, INC.,

                                as the Borrower,



                                      and



                            THE BANK OF NOVA SCOTIA,


                                 as the Lender.

                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.   Defined Terms ..........................................   1
SECTION 1.2.   Use of Defined Terms ...................................  21
SECTION 1.3.   Cross-References .......................................  22
SECTION 1.4.   Accounting and Financial Determinations ................  22


                                   ARTICLE II

                   COMMITMENT, BORROWING PROCEDURES AND NOTE

SECTION 2.1.    Commitment To Make Loans ..............................  22
SECTION 2.1.1.  U.S. Loans ............................................  22
SECTION 2.1.2.  Canadian Loans ........................................  23
SECTION 2.2.    Lender Not Permitted or Required To Make
                Credit Extensions .....................................  23
SECTION 2.3.    Reduction of Commitment Amount ........................  23
SECTION 2.4.    Borrowing Procedure ...................................  23
SECTION 2.4.1.  Canadian Loans ........................................  23
SECTION 2.4.2.  U.S. Loans ............................................  24
SECTION 2.5.    Continuation and Conversion Elections. ................  24
SECTION 2.6.    Funding of LIBO Rate Loans ............................  24
SECTION 2.7.    Note ..................................................  25
SECTION 2.8.    Renewal of the Commitment .............................  25


                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1.    Repayments and Prepayments ............................  26
SECTION 3.2.    Interest Provisions ...................................  27
SECTION 3.2.1.  Rates .................................................  27
SECTION 3.2.2.  Post-Maturity Rates ...................................  28
SECTION 3.2.3.  Payment Dates .........................................  28
SECTION 3.2.4.  Interest Act Provision ................................  28
SECTION 3.3.    Judgment Currency .....................................  29
SECTION 3.4.    Commitment Fee ........................................  29

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS


SECTION 4.1.    LIBO Rate Lending Unlawful ............................  30
SECTION 4.2.    Deposits Unavailable ..................................  30
SECTION 4.3.    Increased LIBO Rate Loan Costs, etc. ..................  30
SECTION 4.4.    Funding Losses ........................................  31
SECTION 4.5.    Increased Capital Costs ...............................  31

                              TABLE OF CONTENTS
                                  (continued)

                                                                       Page
                                                                       ----
SECTION 4.6.     Taxes ...............................................   32
SECTION 4.7.     Payments, Computations, etc. ........................   33
SECTION 4.8.     Setoff ..............................................   34
SECTION 4.9.     Use of Proceeds .....................................   34


                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS


SECTION 5.1.     Initial Credit Extension ............................   34
SECTION 5.1.1.   Resolutions, etc. ...................................   34
SECTION 5.1.2.   Delivery of Note ....................................   35
SECTION 5.1.3.   Payment of Outstanding Indebtedness, etc. ...........   35
SECTION 5.1.4.   Guarantees ..........................................   35
SECTION 5.1.5.   Pledge Agreements ...................................   35
SECTION 5.1.6.   Security Agreements .................................   36
SECTION 5.1.7.   Mortgages ...........................................   37
SECTION 5.1.8.   Initial Borrowing Base Certificate ..................   38
SECTION 5.1.9.   Compliance Certificate ..............................   38
SECTION 5.1.10.  Process Agent Letter ................................   38
SECTION 5.1.11.  Life of Mine Plan; Financial Information, etc. ......   38
SECTION 5.1.12.  Master Subordination Agreement ......................   38
SECTION 5.1.13.  Opinions of Counsel .................................   38
SECTION 5.1.14.  Closing Fees, Expenses, etc. ........................   39
SECTION 5.2.     All Credit Extensions ...............................   39
SECTION 5.2.1.   Compliance with Warranties, No Default, etc. ........   39
SECTION 5.2.2.   Borrowing Request ...................................   40
SECTION 5.2.3.   Satisfactory Legal Form .............................   40


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


SECTION 6.1.     Organization, etc. ..................................   40
SECTION 6.2.     Due Authorization, Non-Contravention, etc. ..........   40
SECTION 6.3.     Government Approval, Regulation, etc. ...............   41
SECTION 6.4.     Validity, etc. ......................................   41
SECTION 6.5.     Financial Information ...............................   41
SECTION 6.6.     No Material Adverse Change ..........................   42
SECTION 6.7.     Litigation, Labor Controversies, etc. ...............   42
SECTION 6.8.     Subsidiaries ........................................   42
SECTION 6.9.     Ownership of Properties .............................   42
SECTION 6.10.    Taxes ...............................................   42
SECTION 6.11.    Pension and Welfare Plans ...........................   42
SECTION 6.12.    Environmental Warranties ............................   43

                              TABLE OF CONTENTS
                                 (continued)

                                                                        Page
                                                                        ----
SECTION 6.13.    Capitalized Lease Liabilities .......................   44
SECTION 6.14.    Regulations G, U and X ..............................   44
SECTION 6.15.    Royalties, etc ......................................   44
SECTION 6.16.    Accuracy of Information .............................   45


                                  ARTICLE VII

                                   COVENANTS

SECTION 7.1.     Affirmative Covenants ...............................   45
SECTION 7.1.1.   Financial Information, Reports, Notices, etc. .......   45
SECTION 7.1.2.   Compliance with Laws, etc. ..........................   48
SECTION 7.1.3.   Maintenance of Properties ...........................   49
SECTION 7.1.4.   Insurance ...........................................   49
SECTION 7.1.5.   Books and Records ...................................   49
SECTION 7.1.6.   Environmental Covenant ..............................   49
SECTION 7.1.7.   Future Subsidiaries .................................   50
SECTION 7.1.8.   Additional Collateral ...............................   51
SECTION 7.1.9.   Use of Proceeds .....................................   51
SECTION 7.1.10.  Counterparty Notices ................................   51
SECTION 7.2.     Negative Covenants ..................................   52
SECTION 7.2.1.   Business Activities .................................   52
SECTION 7.2.2.   Indebtedness ........................................   52
SECTION 7.2.3.   Liens ...............................................   53
SECTION 7.2.4.   Financial Condition .................................   53
SECTION 7.2.5.   Investments .........................................   54
SECTION 7.2.6.   Restricted Payments, etc. ...........................   54
SECTION 7.2.7.   Capital Expenditures, etc. ..........................   55
SECTION 7.2.8.   Rental Obligations ..................................   55
SECTION 7.2.9.   Consolidation, Merger, etc. .........................   56
SECTION 7.2.10.  Asset Dispositions, etc. ............................   56
SECTION 7.2.11.  Modification of Certain Agreements ..................   57
SECTION 7.2.12.  Transactions with Affiliates ........................   57
SECTION 7.2.13.  Negative Pledges, etc. ..............................   57
SECTION 7.2.14.  Sale and Leaseback ..................................   58
SECTION 7.2.15.  Stock of Subsidiaries ...............................   58

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

SECTION 8.1.     Listing of Events of Default ........................   58
SECTION 8.1.1.   Non-Payment of Obligations ..........................   58
SECTION 8.1.2.   Breach of Warranty ..................................   58
SECTION 8.1.3.   Non-Performance of Certain Covenants
                 and Obligations......................................   58


                              TABLE OF CONTENTS
                                 (continued)

                                                                       Page
                                                                       ----
SECTION 8.1.4.   Non-Performance of Other Covenants
                 and Obligations ..................................... 58
SECTION 8.1.5.   Default on Other Indebtedness ....................... 59
SECTION 8.1.6.   Judgments ........................................... 59
SECTION 8.1.7.   Pension Plans ....................................... 59
SECTION 8.1.8.   Control of the Borrower ............................. 59
SECTION 8.1.9.   Bankruptcy, Insolvency, etc. ........................ 60
SECTION 8.1.10.  Impairment of Security, etc. ........................ 60
SECTION 8.2.     Action if Bankruptcy ................................ 61
SECTION 8.3.     Action if Other Event of Default .................... 61


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

SECTION 9.1.     Waivers, Amendments, etc. ........................... 61
SECTION 9.2.     Notices ............................................. 62
SECTION 9.3.     Payment of Costs and Expenses ....................... 62
SECTION 9.4.     Indemnification ..................................... 63
SECTION 9.5.     Survival ............................................ 64
SECTION 9.6.     Severability ........................................ 64
SECTION 9.7.     Headings ............................................ 64
SECTION 9.8.     Execution in Counterparts, Effectiveness, etc........ 64
SECTION 9.9.     Governing Law; Entire Agreement ..................... 64
SECTION 9.10.    Successors and Assigns .............................. 64
SECTION 9.11.    Other Transactions .................................. 65
SECTION 9.12.    Forum Selection and Consent to Jurisdiction ......... 65
SECTION 9.13.    Waiver of Jury Trial ................................ 66

SCHEDULE I    -    Disclosure Schedule
SCHEDULE II   -    Calculation of Borrowing Base Amount - Gold
                   Inventory on Leach Pads Located at Hycroft Mine
SCHEDULE III  -    Crofoot Mine Description
SCHEDULE IV   -    Lewis Mine Description



EXHIBIT A     -    Form of Note
EXHIBIT B     -    Form of Borrowing Request
EXHIBIT C     -    Form of Continuation/Conversion Notice
EXHIBIT D     -    Form of Borrowing Base Certificate
EXHIBIT E     -    Form of Compliance Certificate
EXHIBIT F-1   -    Form of Parent Guaranty
EXHIBIT F-2   -    Form of Holdings Guaranty
EXHIBIT F-3   -    Form of Subsidiary Guaranty
EXHIBIT F-4   -    Form of Preferred Shareholder Guaranty
EXHIBIT G-1   -    Form of Borrower Pledge Agreement
EXHIBIT G-2   -    Form of Obligor Pledge Agreement
EXHIBIT H-1   -    Form of Borrower Security Agreement
EXHIBIT H-2   -    Form of Subsidiary Security Agreement
EXHIBIT I     -    Form of Mortgage
EXHIBIT J     -    Form of Master Subordination Agreement

                                CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of February 20, 1997 between HYCROFT RESOURCES & DEVELOPMENT, INC., a Nevada corporation (the "Borrower"), and THE BANK OF NOVA SCOTIA (the "Lender"),


                              W I T N E S S E T H:

      WHEREAS, the Borrower is engaged directly and through Hycroft Lewis Mine, Inc., its wholly-owned Subsidiary (such capitalized terms, and other terms used in these recitals, to have the meanings set forth in Section 1.1 below) in the business of exploring for and mining gold and silver in the State of Nevada; and

      WHEREAS, the Borrower desires to obtain a Commitment from the Lender pursuant to which U.S. Loans and Canadian Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed U.S.$13,000,000 (or the U.S. Dollar Equivalent thereof), will be made to the Borrower from time to time prior to the Commitment Termination Date; and

      WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitment and make such Loans to the Borrower; and

      WHEREAS, the proceeds of such Credit Extensions will be used

           (a) to make payment in full, concurrently with the initial Borrowing hereunder, of the Indebtedness (including a portion of the intercompany Indebtedness owing by the Borrower to the Parent) identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule; and

           (b) for general corporate purposes and working capital purposes of the Borrower and its Subsidiary Guarantors;

      NOW, THEREFORE, the parties hereto agree as follows:


                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

      SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). With respect to the Lender, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners. With respect to all other Persons, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power

           (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

           (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

           (a) the rate of interest most recently established by the Lender at its Domestic Office as its base rate for Loans denominated in U.S. Dollars; and

           (b) the Federal Funds Rate most recently determined by the Lender plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Lender will give notice promptly to the Borrower of changes in the Alternate Base Rate.

      "Authorized Officer" means, relative to the Borrower and any other Obligor, those of its officers or managing members (in the case of a limited liability company) whose signatures and incumbency shall have been certified to the Lender pursuant to Section 5.1.1.

      "Base Rate Loan" means a Loan denominated in U.S. Dollars bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Borrower" is defined in the preamble.

      "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower pursuant to Section 5.1.5 in substantially the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified.

      "Borrower Security Agreement" means the Security Agreement executed and delivered by the Borrower pursuant to Section 5.1.6 and attached hereto as Exhibit H-1, as amended, supplemented, amended and restated or otherwise modified.

      "Borrowing" means the Loans of the same type, denominated in the same Currency and, in the case of LIBO Rate Loans, having the same Interest Period made by the Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.4.

      "Borrowing Base Amount" means, at any time, an amount equal to 80% of the aggregate amount of Eligible Inventory.

      "Borrowing Base Certificate" means a certificate duly completed and executed by the chief accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto; provided, however, that the Lender may

           (a) at any time specify changes to such form for the purpose of monitoring the Borrower's compliance with the Borrowing Base Amount; and

           (b) from time to time review computations of the Borrowing Base Amount submitted by the Borrower pursuant to Section 5.1.8 and clause (c) of Section 7.1.1 and, if in the Lender's reasonable opinion, the computation in any Borrowing Base Certificate of the Borrowing Base Amount shall not have been computed in accordance with its definition, the Lender shall have the right to adjust such computation.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

      "Brimstone Expansion" means the expansion of the operations of the Hycroft Mine as indicated in the Life of Mine Plan delivered to (and approved by) the Lender pursuant to Section 5.1.11.

      "Business Day" means

           (a)  any day which is neither a Saturday or Sunday nor

                 (i) with respect to amounts denominated in Canadian Dollars, a legal holiday on which banks are authorized or required to be closed in either Vancouver, British Columbia or San Francisco, California, or

                 (ii) with respect to Base Rate Loans, a legal holiday on which Banks are authorized or required to be closed in San Francisco, California; and

           (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in each Currency are carried on in the interbank Eurodollar market of the Lender's LIBOR Office.

      "Canada" means the present territory of Canada.

      "Canadian Dollar" and "Cdn $" each mean the lawful money of Canada.

      "Canadian Dollar Equivalent" or "Cdn $ Equivalent" means the Exchange Equivalent in Canadian Dollars of any amount of U.S. Dollars.

      "Canadian Loan" is defined in Section 2.1.2.

      "Capital Expenditures" means, for any period, the sum of

           (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

           (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

      "Capital Stock" means, relative to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including partnership interests and other indicia of ownership of such Person and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or any claims of any character with respect thereto.

      "Cash Equivalent Investment" means, at any time:

           (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government, the Canadian Government, or the government of any province or territory of Canada;

           (b) commercial paper, maturing not more than twelve months from the date of issue, which is issued by

                 (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of Canada, any province or territory of Canada, any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Rating Services ("S&P"), P-1 by Moody's Investors Service, Inc. ("Moody's") or R-1 by Dominion Bond Rating Services ("DBRS"), or

                 (ii)  the Lender (or its holding company);

           (c) any certificate of deposit, bankers acceptance, bearer discount note or term deposit maturing not more than one year after such time, which is issued by

                 (i) a commercial banking institution that is a member of the Federal Reserve System and which has (x) a credit rating of Aa or better from Moody's or a comparable rating from S&P and (y) a combined capital and surplus and undivided profits of not less than U.S.$500,000,000, or

                 (ii) a Canadian chartered bank which has a credit rating of R-1 or better from DBRS, or

                 (iii)  the Lender; or

           (d) any repurchase agreement entered into with the Lender (or and other commercial banking institution of the stature referred to in clause
      (c)(i)) or (c)(ii)) which

                 (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), (b) or (c), and

                 (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lender (or other commercial banking institution) thereunder.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means

           (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
      1934) of 20% or more of the outstanding shares of Voting Stock of the Borrower;

           (b) the failure of the Parent to own (directly or indirectly), free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of Voting Stock of the Borrower on a fully diluted basis;

           (c) the failure of Holdings to own (directly), free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of Voting Stock of the Borrower on a fully diluted basis; or

           (d) the failure of the Borrower to own (directly), free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of Voting Stock of Hycroft Lewis Mine, Inc., a Nevada corporation, on a fully diluted basis.

      "Change in Law" means any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority.

      "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

      "Commitment" means, collectively, the Lender's obligation to (a) make U.S. Loans pursuant to Section 2.1.1, and (b) make

Canadian Loans pursuant to Section 2.1.2.

      "Commitment Amount" means, on any date, the U.S. Dollar Equivalent of U.S. $13,000,000, as such amount may be reduced from time to time pursuant to
Section 2.3.

      "Commitment Termination Date" means the earliest of

           (a) the Stated Maturity Date (as such date may be extended pursuant to Section 2.8);

           (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and

           (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitment shall terminate automatically and without any further action.

      "Commitment Termination Event" means

           (a)  the occurrence of any Default described in clauses (a) through
      (d) of Section 8.1.9; or

           (b) the occurrence and continuance of any other Event of Default and either

                 (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

                 (ii) the giving of notice by the Lender to the Borrower that the Commitment has been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto and including, as attachments thereto (in detail reasonably satisfactory to the Lender), calculation of the financial test set forth in
Section 7.2.4, together with such changes to such Exhibit form as the Lender may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with such financial test.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Credit Extension" means, as the context may require, (a) the making of a U.S. Loan by the Lender and/or (b) the making of a Canadian Loan by the Lender.

      "Crofoot Mine" means (a) the properties which comprise the Crofoot Mine (including the Brimstone Expansion thereof), located in Sulphur, Nevada, and as described in the description of the Mining Rights for the Crofoot Mine on
Schedule III hereto and (b) those certain associated facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, heap leach pads, abandoned heaps, power supply systems and ancillary and infrastructure facilities thereat which are used in connection with the operation thereof.

      "Currency" means U.S. Dollars and Canadian Dollars.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Lender.

      "Domestic Office" means, the office of the Lender designated as such below its signature hereto or such other office of the Lender (or any successor or assign of the Lender) within the U.S. as may be designated from time to time by notice from the Lender to the Borrower.

      "Effective Date" means the date this Agreement becomes effective pursuant to Section 9.8.

      "Eligible Inventory" means, at any time of determination thereof, that amount of Inventory (measured in ounces) determined by the Lender to be recoverable on the basis of the Lender's acceptance of the proposed recovery factors set forth in the Borrower's monthly gold inventory report upon which the computations contained in the most recently delivered Borrowing Base Certificate (pursuant to Section 5.1.8 or clause (c) of Section 7.1.1) were based, multiplied by the lesser of (x) the average price of gold for the preceding month and (y) U.S.$410 per ounce (net of the average costs to recover such ounces, as determined by the Lender), generally calculated as set forth in
Schedule II hereto, and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Lender:

           (a) the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Inventory to the Lender;

           (b) the Borrower or such Subsidiary has full and lawful title to such Inventory, free and clear of all Liens, other than any Liens in favor of the Lender and statutory Liens in favor of the holder or owner of a royalty on the production of metals or minerals from the Hycroft Mine; and

           (c) the Lender has a security interest in such Inventory, which security interest is legal, valid, binding, perfected and first priority under the U.C.C.

      "Environmental Laws" means all U.S. applicable federal, provincial, state or local laws, statutes, ordinances, by-laws, codes, rules, regulations, guidelines, orders, decrees or directives imposing liability or standards of conduct relating to the environment, land use or the protection of human health, natural resources, pollution or waste management.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time.
References to sections of ERISA also refer to any successor sections thereto.

      "Event of Default" is defined in Section 8.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Equivalent" means, on any date, relative to any amount (the "Original Amount") expressed in either Canadian Dollars or U.S. Dollars (the "Original Currency"), the amount expressed in the other Currency which would be required to buy the Original Amount of the Original Currency using the noon spot rate exchange for Canadian interbank transactions applied in converting the other Currency into the Original Currency published by the Bank of Canada for such date.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

           (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

           (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

      "Fiscal Quarter" or "FQ" means any quarter of a Fiscal Year.

      "Fiscal Year" or "FY" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1997 Fiscal Year" or "1997 FY") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" is defined in Section 1.4.

      "Guaranty" means, as the context may require, the Parent Guaranty, the Holdings Guaranty, the Preferred Shareholder Guaranty and/or any Subsidiary Guaranty.

      "Hazardous Material" means

           (a)  any "hazardous substance", as defined by CERCLA;

           (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

           (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, commodity swap, exchange or futures agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Holdings" means Vista Gold Holdings Inc., a Nevada corporation.

      "Holdings Guaranty" means the Guaranty executed and delivered by Holdings pursuant to Section 5.1.4 in substantially the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified.

      "Hycroft Mine" means, collectively, the Crofoot Mine and the Lewis Mine.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower or any other Obligor, any qualification or exception to such opinion or certification

           (a)  which is of a "going concern" or similar nature;

           (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

           (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower or such other Obligor to be in default of any of its obligations under Section 7.2.4.

      "include" and "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means, without duplication:

           (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

           (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

           (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

           (e)  net liabilities of such Person under all Hedging Obligations;

           (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

           (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      "Indemnified Liabilities" is defined in Section 9.4.

      "Indemnified Parties" is defined in Section 9.4.

      "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.4 or
2.5 and continuing to (but excluding) the day which, numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as the Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that (i) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than two different dates; (ii) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (iii) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (iv) no Interest Period may end later than the date set forth in clause (a) of the definition of "Commitment Termination Date".

      "Inventory" means the gold inventory of the Borrower and its Subsidiary Guarantors contained on the leach pads located at the Hycroft Mine.

      "Investment" means, relative to any Person,

           (a) any loan or advance made by such Person to any other Person (excluding commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business);

           (b) any Contingent Liability of such Person incurred in connection with loans and advances of the type described in clause (a); and

           (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

      "Lender" is defined in the preamble.

      "Lewis Mine" means (a) the properties which comprise the Lewis Mine (including the Brimstone Expansion thereof), located in Sulphur, Nevada, and as described in the description of the Mining Rights for the Lewis Mine on
Schedule IV hereto and (b) those certain associated facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, heap leach pads, abandoned heaps, power supply systems and ancillary and infrastructure facilities located thereat which are used in connection with the operation thereof.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which deposits in the relevant Currency in immediately available funds are offered to the Lender's LIBOR Office in the London, England interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Lender's LIBO Rate Loan and for a period approximately equal to such Interest Period.

      "LIBO Rate Loan" means a Loan denominated in either Currency bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

           LIBO Rate           =               LIBO Rate
                                  -------------------------------
      (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Lender on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

      "LIBOR Office" means the office of the Lender designated as such below its signature hereto or such other office of the Lender as designated from time to time by notice from the Lender to the Borrower, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of the Lender hereunder.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      "Lien" means

           (a) any security interest mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or interest or preference, priority or other security agreement, whether or not filed, recorded or otherwise perfected under applicable law, in property to secure payment of a debt or performance of an obligation;

           (b) any financing statement filed under the U.C.C. (or comparable law of any jurisdiction); and

           (c) any option or other agreement to sell or to provide any instrument or financing statement of the nature referred to in clause (a) or (b).

      "Loan" means, as the context may require, any U.S. Loan and/or any Canadian Loan.

      "Loan Document" means this Agreement, the Note, each Borrowing Request, each Continuation/Conversion Notice, each Borrowing Base Certificate, each Compliance Certificate, the Master Subordination Agreement, each Pledge Agreement, each Rate Protection Agreement relating to Hedging Obligations of the Borrower or any of its Subsidiaries, each Security Agreement, each Guaranty, each Mortgage, and each other agreement, certificate, report, document or instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

      "Master Subordination Agreement" means the Master Subordination Agreement, substantially in the form of Exhibit J hereto, as amended, supplemented, amended and restated or otherwise modified.

      "Material Adverse Change" means any change of circumstances or any event which, individually or as part of a series of circumstances or events, could be reasonably expected to have a Material Adverse Effect.

      "Material Adverse Effect" means

           (a) a material adverse effect on the financial condition, business, assets, operations, properties or prospects of the Parent, Holdings, the Borrower or the Borrower and its Subsidiaries, taken as a whole;

           (b) a material impairment of the ability of the Borrower or any other Obligor to perform when due its respective Obligations under the Loan Documents to which it is or will be a party; or

           (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Lender under, this Agreement or any other Loan Document.

      "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

      "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by the Borrower or any other Obligor in favor of the Lender pursuant to the requirements of this Agreement in substantially the form of Exhibit I hereto, as applicable, under which a Lien is granted on the Real Property of the Borrower and each Subsidiary Guarantor and fixtures and other property described therein, in each case as amended, supplemented, amended and restated or otherwise modified.

      "Note" means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

      "Obligor" means the Borrower or any other Person (other than the Lender) obligated under any Loan Document (including the Parent, Holdings, Vista Gold U.S. Inc. and each Subsidiary Guarantor).

      "Obligor Pledge Agreement" means the Pledge Agreement executed and delivered by Holdings, Vista Gold U.S. Inc. and each Subsidiary of the Borrower which in turn has any Subsidiaries of its own, substantially in the form of Exhibit G-2 hereto, in each case as amended, supplemented, amended and restated or otherwise modified.

      "Operating Lease" means, relative to any Person, any lease (including leases that may be terminated by the lessee at any time) under which such Person is the lessee of any property (whether real, personal or mixed) and with respect to which the obligations of such Person are not Capitalized Lease Liabilities.

      "Organic Document" means, relative to the Borrower or any other Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of the Borrower's or such Obligor's, as the case may be, partnership interests, limited liability company interests or authorized shares of capital stock.

      "Outstanding Amount" means, on any date, the sum of:

           (a) the aggregate outstanding principal amount of U.S. Loans;

plus

           (b) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of all Canadian Loans.

      "Parent" means Vista Gold Corp., a British Columbia corporation.

      "Parent Guaranty" means the Guaranty executed and delivered by the Parent pursuant to Section 5.1.4 in substantially the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Permitted Lien" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA):

           (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 7.1.2;

           (b) statutory Liens of landlords or holders or owners of any royalty on the production of metals or minerals from the Hycroft Mine, Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

           (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (d) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

           (e) easements, rights-of-way, restrictions (including zoning restrictions), defects, encroachments or irregularities in title and other similar charges or encumbrances of a minor nature which do not and will not interfere in any material respect with the use and enjoyment of the Hycroft Mine (including any and all mining operations and the extraction, removal and sale of minerals therefrom) or the conduct of the business of the Borrower or any Subsidiary, together with the exceptions identified in Item 1.1 ("Permitted Encumbrances on Mortgaged Real Property") of the Disclosure Schedule as Permitted Encumbrances on the Real Property subject to a Mortgage;

           (f) any (x) interest or title of a lessor or sublessor under any Operating Lease or lease giving rise to any Capitalized Lease Liability not prohibited by this Agreement, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (z) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in item (y); and

           (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

      "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement and/or the Obligor Pledge Agreement.

      "Preferred Shareholder Guaranty" means the Guaranty executed and delivered by Vista Gold U.S. Inc. pursuant to Section 5.1.4 in substantially the form of Exhibit F-4 hereto, as amended, supplemented, amended and restated or otherwise modified.

      "Rate Protection Agreement" means, collectively, any currency exchange agreement, any commodity swap, exchange or futures agreement or any interest or currency rate swap, cap, collar or similar agreement entered into by the Borrower with the Lender or an Affiliate of the Lender as the counterparty to such agreement.

      "Real Property" means, with respect to any Person, such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in

           (a)  any plots, pieces or parcels of land;

           (b) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interest described in clauses (a) and (b) being the "Premises");

           (c) any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto; and

           (d) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (c) above.

      "Release" means a "release", as such term is defined in CERCLA.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

      "Security Agreement" means, as the context may require, the Borrower Security Agreement and/or each Subsidiary Security Agreement, in each case as amended, supplemented, amended and restated or otherwise modified.

      "Stated Maturity Date" means February 20, 1999 (as such date may be extended pursuant to Section 2.8).

      "Subordinated Debt" means all unsecured Indebtedness of the Borrower or any Subsidiary for money borrowed (excluding, for greater certainty, amounts owed by the Borrower or any Subsidiary to the Parent in reimbursement of costs or expenses incurred by the Borrower or such Subsidiary in the ordinary course of its business and paid by the Parent) which is subordinated, upon terms satisfactory to the Lender, in right of payment to the payment in full in cash of all Obligations.

      "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time capital stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

      "Subsidiary Guarantor" means each wholly-owned Subsidiary of the Borrower as of the Effective Date and any Subsidiary of the Borrower as to which, in accordance with Section 7.1.7,

           (a) all of the shares of Capital Stock of which have been pledged to the Lender by the Borrower or its wholly-owned Subsidiary owning such shares; and

           (b) which has executed and delivered to the Lender a Subsidiary Guaranty, a Subsidiary Security Agreement and, if required by Section 7.1.7, a Mortgage.

      "Subsidiary Guaranty" means, collectively, each Guaranty executed and delivered by a Subsidiary of the Borrower pursuant to the terms of this Agreement (including Section 5.1.4 and Section 7.1.7), substantially in the form of Exhibit F-3 hereto, as amended, supplemented, amended and restated or otherwise modified.

      "Subsidiary Security Agreement" means, collectively, each Security Agreement executed and delivered by any Subsidiary of the Borrower in favor of the Lender pursuant to the terms of this Agreement (including Section 5.1.6 and Section 7.1.7), in substantially the form of Exhibit H-2, in each case, as amended, supplemented, amended and restated or otherwise modified.

      "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names; provided, that intercompany Indebtedness of the Borrower owing to the Parent shall, for purposes of determining "net worth", be deemed to be equity.

      "Taxes" is defined in Section 4.6.

      "type" means, (a) relative to any U.S. Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan and (b) relative to any Canadian Loan, the portion thereof, if any, being maintained as a LIBO Rate Loan.

      "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

      "U.S. Dollar Equivalent" or "U.S. $ Equivalent" means the Exchange Equivalent in U.S. Dollars of any amount of Canadian Dollars.

      "U.S. Loan" is defined in Section 2.1.1.

      "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      "wholly-owned Subsidiary" shall mean, relative to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which is owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

      SECTION I.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule and in each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION I.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION I.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section
6.5 (or, if at any time applicable pursuant to the proviso to clause (b) of Section 7.1.1, the financial statements of the Borrower and its Subsidiaries referred to in such proviso to such clause (b)); provided, however, that, for purposes of determining, whenever the Borrower and its Subsidiaries undertake any action which involves Canadian Dollars and is of a nature subject to a limitation in Article VII expressed in U.S. Dollars, the aggregate Canadian Dollar amount of all actions of the Borrower and its Subsidiaries (including such action) subject to such limitation shall be converted into U.S. Dollars based on the then Exchange Equivalent, and if such action is, based on such conversion, then permitted to be taken, such action shall not subsequently be impermissible by virtue of any change in the Exchange Equivalent. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

                            ARTICLE II

                   COMMITMENT, BORROWING PROCEDURES AND NOTE

      SECTION II.1. Commitment To Make Loans. On the terms and subject to the conditions of this Agreement (including Article V), the Lender agrees to make U.S. Loans pursuant to the Commitment described in Section 2.1.1, and agrees to make Canadian Loans pursuant to the Commitment described in Section 2.1.2.

      SECTION II.1.1. U.S. Loans. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Lender will make loans of any type denominated in U.S. Dollars (its "U.S. Loans") to the Borrower equal to the aggregate amount of the Borrowing requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow U.S. Loans.

      SECTION II.1.2. Canadian Loans. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Lender will make LIBO Rate Loans denominated in Canadian Dollars (its "Canadian Loans") to the Borrower equal to the aggregate amount of the Borrowing requested by the Borrower to be made on such Business Day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Canadian Loans.

      SECTION II.2. Lender Not Permitted or Required To Make Credit Extensions. The Lender shall not be permitted or required to make any Credit Extension if, after giving effect thereto, the Outstanding Amount would exceed the lesser of (a) the Commitment Amount and (b) the Borrowing Base Amount.

      SECTION II.3. Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least thirty Business Days' prior notice to the Lender and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount equal to the U.S. Dollar Equivalent of U.S.$500,000 and in an integral multiple equal to the U.S. Dollar Equivalent of U.S.$100,000.

      SECTION II.4. Borrowing Procedure. Credit Extensions shall be requested by the Borrower and made by the Lender in accordance with this Section.

      SECTION II.4.1. Canadian Loans. By delivering a Borrowing Request to the Lender at or before 10:00 a.m. (San Francisco, California time) on a Business Day, the Borrower may from time to time irrevocably request a Borrowing of Canadian Loans, which shall be made as LIBO Rate Loans, in a minimum integral amount of Cdn $500,000 and an integral multiple of Cdn $100,000, or in the unused amount of the Commitment. Each Borrowing Request shall be delivered not more than five Business Days and not less than three Business Days prior to the date of the Borrowing requested thereby. On the terms and subject to the conditions of this Agreement, each Borrowing of Canadian Loans shall be comprised of LIBO Rate Loans denominated in Canadian Dollars, and shall be made on the Business Day, specified in such Borrowing Request. At or before 11:00 a.m. (San Francisco, California time) on such Business Day, the Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.

      SECTION II.4.2. U.S. Loans. By delivering a Borrowing Request to the Lender at or before 10:00 a.m. (San Francisco, California time) on a Business Day, the Borrower may from time to time irrevocably request a Borrowing of U.S. Loans, which may be made as LIBO Rate Loans in a minimum integral amount of U.S. $500,000 and an integral multiple of U.S. $100,000 or as Base Rate Loans in a minimum amount of U.S. $500,000 and an integral multiple of U.S. $100,000 or, in either case, in the unused amount of the Commitment. Each Borrowing Request shall be delivered not more than five Business Days and not less than one Business Day (or, if the U.S. Loans requested thereby are LIBO Rate Loans, not less than three Business Days) prior to the date of the Borrowing requested thereby. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of U.S. Loans, and shall be made on the Business Day, specified in such Borrowing Request. At or before 11:00 a.m. (San Francisco, California time) on such Business Day, the Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.

      SECTION II.5. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Lender at or before 10:00 a.m. (San Francisco, California time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of U.S. $500,000 (or the U.S. Dollar Equivalent thereof) and an integral multiple of U.S. $100,000 (or the U.S. Dollar Equivalent thereof), of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, continued as LIBO Rate Loans or on not less than one nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of U.S. $500,000 (or the U.S. Dollar Equivalent thereof) and an integral multiple of U.S. $100,000 (or the U.S. Dollar Equivalent thereof), of any Loans be, in the case of LIBO Rate Loans, converted into Base Rate Loans (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loans at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loans shall, on such last day, automatically convert into Base Rate Loans); provided, however, that no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION II.6. Funding of LIBO Rate Loans. The Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility accepted by the Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by the Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to the Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3, or 4.4, it shall be conclusively assumed that the Lender elected to fund all LIBO Rate Loans by purchasing deposits in the relevant Currency in its LIBOR Office's interbank eurodollar market. Notwithstanding the provisions of Sections 4.6 and 4.7, the Borrower shall not be obligated to reimburse the Lender for any increased capital costs or Taxes if and to the extent that such increased capital costs or Taxes arise solely as a result of the exercise by the Lender of the election referred to in this Section.

      SECTION II.7. Note. The Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of the Lender, in a minimum stated principal amount denominated in U.S. Dollars equal to the original Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Lender's Note (or on any continuation of any such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby, and whether such Loans are denominated in U.S. Dollars or Canadian Dollars. Such notations shall be conclusive and binding on the Borrower and the Lender absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

      SECTION II.8. Renewal of the Commitment. Any term or provision of Article II to the contrary notwithstanding, the Borrower and the Lender hereby agree that:

           (a) At least fifteen but not more than sixteen months before the Stated Maturity Date then in effect (if the Commitment then remains in effect), the Borrower may, by delivery of a written request to the Lender, request that the Lender provide a new commitment to extend the then effective Stated Maturity Date for a period of exactly one additional year and establish a new "Stated Maturity Date" which shall be extended to the date which is one year from the "Stated Maturity Date" then in effect at the time of delivery of such written request; provided, however, that the Borrower may not request more than two such extensions.

           (b) Upon its receipt of such notification from the Borrower, the Lender may, in its sole and absolute discretion, agree to provide to the Borrower the extension described in the foregoing clause (a) (and thereby establish a new Stated Maturity Date which newly established date shall be the date which is exactly one year from the "Stated Maturity Date" then in effect at the time of delivery of such notification), and the Lender will, no later than 30 days prior to the date which is exactly one year prior to the "Stated Maturity Date" then in effect at the time of delivery of such notification, notify the Borrower of its approval or disapproval of such request.


                                 ARTICLE III

                 REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION III.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

            (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                 (i) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan,

                 (ii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Lender, and

                 (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount equal to the U.S. Dollar Equivalent of U.S.$500,000 and an integral multiple equal to the U.S. Dollar Equivalent of U.S.$100,000;

            (b) shall, on each date when any reduction in the Commitment Amount shall become effective pursuant to Section 2.3, make a mandatory prepayment of all Loans equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the lesser of (i) the Commitment Amount as so reduced and (ii) the then existing Borrowing Base Amount;

            (c) shall, upon three Business Days' written notice from the Lender, in the event that the Lender shall have determined at any time (including on each date of the making of any Credit Extension and on the date of a Continuation/Conversion Notice with respect to any Credit Extension or at any other time periodically) that the aggregate principal amount of all Credit Extensions outstanding (after converting all Credit Extensions denominated in Canadian Dollars to their U.S. Dollar Equivalent on such date of determination) was in excess of the lesser of

                 (i)  the Commitment Amount that was then in effect, and

                 (ii)  the Borrowing Base Amount that was then in effect,

      make a mandatory prepayment such that the U.S. Dollar Equivalent of the outstanding principal amount of all Credit Extensions does not exceed the lesser of (x) the Commitment Amount then in effect or (y) the Borrowing Base Amount then in effect; and

           (d) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

      SECTION III.2. Interest Provisions. Interest on the outstanding principal amount of all Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION III.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

           (a) on that portion of U.S. Loans maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus a margin of 1%; and

           (b) on that portion of Loans maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) applicable to the relevant Currency for such Interest Period plus a margin of 1.5%.

      All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION III.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts (in the applicable Currency) at a rate per annum equal to the sum of (a) the Alternate Base Rate, plus (b) the applicable margin for such Loan pursuant to Section 3.2.1 plus (c) a margin of 2%.

      SECTION III.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

           (a) on the Stated Maturity Date therefor;

           (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

           (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the Effective Date;

           (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

           (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

           (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION III.2.4.  Interest Act Provision.

           (a) For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated with respect to any monetary Obligation relating to Canadian Loans on the basis of a period other than a calendar year (the "Calculation Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Calculation Period.

           (b) The principal of deemed reinvestment of interest with respect to any monetary Obligation relating to Canadian Loans shall not apply to any interest calculation under this Agreement.

           (c) The rates of interest with respect to any monetary Obligation relating to Canadian Loans stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

      SECTION III.3. Judgment Currency. The Obligations of the Borrower and each other Obligor in respect of any sum due to the Lender hereunder, under the Notes or any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to the Lender, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to the Lender, the Lender agrees to remit such excess to the Borrower.

      SECTION III.4. Commitment Fee. The Borrower agrees to pay to the Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on the sum of the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Monthly Payment Date, commencing with the first such day following the Effective Date, and on the

Commitment Termination Date.  All such fees shall be non-refundable.

                                 ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION IV.1. LIBO Rate Lending Unlawful. If the Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of the Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION IV.2. Deposits Unavailable. If the Lender shall have determined that

           (a) deposits in the applicable Currency, in the relevant amount and for the relevant Interest Period are not available to the Lender in its relevant market; or

           (b) by reason of circumstances affecting the Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type,

then, upon notice from the Lender to the Borrower, the obligations of the Lender under Section 2.4 and Section 2.5 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

      SECTION IV.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse the Lender for any increase in the cost to the Lender of, or any reduction in the amount of any sum receivable by the Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. The Lender shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION IV.4. Funding Losses. In the event the Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan as a result of

           (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section
      3.1 or otherwise;

           (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

           (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of the Lender to the Borrower, the Borrower shall, within five days of its receipt thereof, pay to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION IV.5. Increased Capital Costs. If any Change in Law after the Effective Date affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by the Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return; provided, however, that (x) the Borrower shall not be required to compensate the Lender or such controlling Person for amounts arising solely as a result of, or to the extent such amounts are in respect of, the Lender's delay in complying with any such Change in Law and (y) the Borrower shall not be required to compensate the Lender or such controlling Person for increased costs which the Lender does not pass on to substantially all of its customers to whom the Lender is, by agreement, entitled to pass on such costs. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION IV.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever, and all interest, penalties and liabilities with respect thereto, imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or net receipts by reason of a connection between the Lender and the relevant taxing jurisdiction (other than a connection arising solely from the Lender having executed, delivered, performed its obligations or received any payment under, or enforced any right arising in connection with, this Agreement or any related transaction) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

           (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

           (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

           (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

      If the Lender is required by law at any time to pay any Taxes or make any payment on account of Taxes on, in relation to or calculated by reference to any sum received or receivable in connection with the Loans or any other amount payable hereunder, or any liability for Taxes in respect of any such sum is imposed, levied or assessed against the Lender, then the Borrower will indemnify the Lender for the full amount of Taxes (including

Taxes attributable to any payment on account of such indemnification and any interest, penalties and costs with respect to any such Taxes) actually (or, in the event such Taxes are directly paid by the Borrower, deemed) paid by the Lender, whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days of the demand of the Lender therefor. In the event that the Borrower makes any payment of Taxes in connection with any such indemnification, the Borrower shall promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to the applicable taxing authority.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

      The Lender shall, on or prior to the Effective Date, and at such times as reasonably requested by the Borrower, deliver to the Borrower one or more United States Internal Revenue Service Form 4224 (or successor forms or such other forms), appropriately completed, to establish that payments to the Lender in the then current taxable year of the Lender are exempt from withholding or deduction of Taxes.

     If the Lender fails to deliver to the Borrower the appropriate form in accordance with the immediately preceding sentence, other than as a result of a change in law, then the Lender shall not be entitled to indemnification under this Section with respect to U.S. withholding taxes that the Borrower is required to pay in accordance with clause (a) above, and the Borrower shall not be required to pay any additional amount in respect of such U.S. withholding taxes to the Lender pursuant to clause (c) of this Section.

     SECTION IV.7. Payments, Computations, etc.IV.7. Payments, Computations, etc. All payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document shall be made by the Borrower to the Lender, without setoff, deduction or counterclaim, not later than 11:00 a.m. San Francisco, California time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (iii) of the proviso to the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION IV.8. Setoff. The Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or upon the occurrence of any other Event of Default and the declaration by the Lender pursuant to Section 8.3 that all or any portion of the Loans and other Obligations shall be due and payable, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Lender. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

      SECTION IV.9. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no proceeds of any Credit Extension will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

                                  ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

      SECTION V.1. Initial Credit Extension. The obligation of the Lender to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

      SECTION V.1.1. Resolutions, etc. The Lender shall have received from the Borrower and each other Obligor a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

           (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other Loan Document to be executed by it; and

           (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Note and each other Loan Document executed or to be executed by it,

upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower or such other Obligor, as the case may be, canceling or amending such prior certificate.

      SECTION V.1.2. Delivery of Note. The Lender shall have received its Note duly executed and delivered by the Borrower.

      SECTION V.1.3. Payment of Outstanding Indebtedness, etc. All Indebtedness (including any portion of the intercompany Indebtedness owing by the Borrower to the Parent and outstanding as of the date of the initial Credit Extension) identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Credit Extension) and all commitments (other than in respect of intercompany Indebtedness owing by the Borrower to the Parent and permitted pursuant to clause (c) of Section 7.2.2), if any, in respect thereof shall have been terminated; and all Liens securing payment of any such Indebtedness shall have been released and the Lender shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

      SECTION V.1.4. Guarantees. The Lender shall have received (a) the Parent Guaranty, dated the date hereof, duly executed by Parent, (b) the Holdings Guaranty, dated the date hereof, duly executed by Holdings, (c) the Subsidiary Guaranty, dated the date hereof, duly executed by each Subsidiary Guarantor and
(d) the Preferred Shareholder Guaranty, dated the date hereof, duly executed by Vista Gold U.S. Inc.

      SECTION V.1.5. Pledge Agreements. The Lender shall have received (a) the Borrower Pledge Agreement, dated as of the date hereof, duly executed and delivered by the Borrower, together (i) with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the Borrower Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, and (ii) all Pledged Notes (as defined in such Pledge Agreement), if any, evidencing Indebtedness payable to the Borrower, duly endorsed to the order of the Lender and (b) the Obligor Pledge Agreement, dated as of the date hereof, duly executed and delivered by Holdings and each of the Borrower's Subsidiaries which in turn has any Subsidiaries of its own, together with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the Obligor Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, and (ii) all Pledged Notes (as defined in such Pledge Agreement), if any, evidencing Indebtedness payable to such Obligor (other than Holdings), in each case duly endorsed to the order of the Lender.

     SECTION V.1.6. Security Agreements. The Lender shall have received executed counterparts of the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the date hereof, duly executed by the Borrower and each Subsidiary Guarantor, together with

           (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Credit Extension, or such other evidence of filing as may be acceptable to the Lender, naming the Borrower or each Subsidiary Guarantor, as the case may be, as the debtor and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to each such Security Agreement;

           (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Liens of the type described in clause (f) of the definition of "Permitted Lien", if any) and other rights of any Person

                 (i) in any collateral described in each such Security
            Agreement previously granted by any Person, or

                 (ii) securing any of the Indebtedness identified in Item
            7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

      together with such other Uniform Commercial Code Form UCC-3 termination statements as the Lender may reasonably request from such Obligors; and

           (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11 or Form UCC-2), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the date of the initial Credit Extension, listing all effective financing statements which name the Borrower or any Subsidiary (in each case, under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than (x) those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause
      (a) and (y) those in respect of Liens of the type described in clause (f) of the definition of "Permitted Lien") shall cover any collateral described in any Security Agreement).

      SECTION V.1.7. Mortgages. The Lender shall have received counterparts of all Mortgages with respect to the Real Property identified in Item 5.1.7 ("Mortgaged Property") of the Disclosure Schedule, each dated as of the date hereof or as of a recent date thereto, duly executed by the appropriate Obligor, together with

           (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Lender, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

           (b) evidence of the title of the Borrower and Hycroft Lewis Mine, Inc. to such Real Property in the form of (i) the original and updated status reports of Erwin Thompson & Hascheff, dated five (5) days before the first Credit Extension, and (ii) a legal opinion of Erwin Thompson & Hascheff, dated the date of the initial Credit Extension and in form and substance satisfactory to the Lender and its legal counsel, which reports and legal opinion will show title of the Borrower and Hycroft Lewis Mine, Inc. in such Real Property satisfactory to the Lender and its legal counsel and that the Borrower and Hycroft Lewis Mine, Inc. have placed of record in the Offices of the Recorder of Humboldt and Pershing Counties, Nevada, the Office of the Secretary of State of the State of Nevada and the Office of the State Engineer of the Department of Conservation and Natural Resources of the State of Nevada such instruments, in form satisfactory to the Lender and its legal counsel, necessary to perfect the Lien and security interest granted by the Borrower and Hycroft Lewis Mine, Inc. in such Real Property and in the other Collateral described in (and as such term is defined in) such Mortgage; and

           (c) such other approvals, opinions, or documents as the Lender may reasonably request.

      SECTION V.1.8. Initial Borrowing Base Certificate. The Lender shall have received an initial Borrowing Base Certificate, executed and delivered by an Authorized Officer of the Borrower, setting forth, as of the date of the initial Credit Extension, computation of the Borrowing Base Amount, and the Lender shall have received a copy of the Borrower's monthly gold inventory report upon which the computation of the Borrowing Base Amount was based.

      SECTION V.1.9. Compliance Certificate. The Lender shall have received an initial Compliance Certificate on a pro forma basis as if the Credit Extension to be made on the date of the Initial Borrowing had occurred and as to such items therein as the Lender reasonably requests, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting Authorized Officer of the Borrower.

      SECTION V.1.10. Process Agent Letter. The Lender shall have received a letter from CT Corporation Systems, in form and substance satisfactory to the Lender, dated on or prior to the date of the initial Credit Extension, whereby CT Corporation Systems acknowledges and accepts its appointment hereunder and under all other Loan Documents by each of the Parent, Holdings, the Borrower and each of the other Obligors as agent for service of process.

      SECTION V.1.11. Life of Mine Plan; Financial Information, etc. The Lender shall have received and be satisfied with its review of (a) the Life of Mine Plan, (b) a copy of the May 1996 audit of the Borrower's reserves and (c) a copy of the Borrower's current annual operating plan (which plan shall be on a per month basis).

      SECTION V.1.12. Master Subordination Agreement. The Lender shall have received counterparts of the Master Subordination Agreement, dated the date hereof, duly executed by each of the parties thereto.

      SECTION V.1.13. Opinions of Counsel. The Lender shall have received opinion letters in form and substance satisfactory to the Lender and its legal counsel, each dated the date of the initial Credit Extension and addressed to the Lender, from

           (a)  Ladner Downs, Canadian counsel to the Parent, and

           (b)  Erwin Thompson & Hascheff, Nevada counsel to the Obligors.

      SECTION V.1.14. Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to Sections 3.4 and 9.3, if then invoiced.

      SECTION V.2.  All Credit Extensions. The obligation of the

Lender to make any Credit Extension (including the initial
Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

      SECTION V.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

           (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7), Article III of each Guaranty, Article III of each Pledge Agreement, Article III of each Security Agreement, Article I of each Mortgage and Section 10 of the Master Subordination Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

           (b) except as disclosed by the Borrower to the Lender pursuant to
      Section 6.7

                 (i) no labor controversy, litigation, arbitration or
            governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Parent, Holdings, the Borrower or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect, and

                 (ii) no material adverse development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might reasonably be expected to have a Material Adverse Effect; and

           (c) no Default or Event of Default shall have then occurred and be continuing, and neither the Parent, Holdings, the Borrower, any other Obligor, nor any Subsidiary is in material violation of any law or governmental regulation or court order or decree; and

           (d) the Outstanding Amount will not exceed the Borrowing Base
      Amount.

      SECTION V.2.2. Borrowing Request. The Lender shall have received a Borrowing Request for such Credit Extension. Each of the delivery of a Borrowing Request and the acceptance by the

Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct.

      SECTION V.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Parent, Holdings, the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.


                                  ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Lender as set forth in this Article VI.

      SECTION VI.1. Organization, etc. Each of the Parent, Holdings, the Borrower and each Subsidiary is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION VI.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Note and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by the Parent and Holdings and each other Obligor of each Loan Document executed or to be executed by it, are within the Borrower's and each such other Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

           (a) contravene the Borrower's or any such Obligor's Organic
      Documents;

           (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

           (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any such Obligor's properties.

      SECTION VI.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower, the Parent, Holdings or any other Obligor of this Agreement, the Note or any other Loan Document to which it is a party, except for those relating to filings and recordings required to perfect or maintain perfection of the Liens granted pursuant to the Loan Documents. Neither the Parent, Holdings, the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION VI.4. Validity, etc. This Agreement constitutes, and the Note and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by the Parent and Holdings and each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

      SECTION VI.5. Financial Information. The balance sheets of the Parent and the Borrower and each of its Subsidiaries as at December 31, 1996, and the related statements of earnings and changes in cash resources of the Parent and the Borrower and each of its Subsidiaries, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION VI.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.5, there has been no Material Adverse Change.

      SECTION VI.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues, which might reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule attached hereto.

      SECTION VI.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

           (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule attached hereto; or

           (b) which are permitted to have been acquired in accordance with
      Section 7.2.5 or 7.2.10.

      SECTION VI.9. Ownership of Properties. Subject to the paramount title of the United States in and to any of the unpatented mining claims which comprise the Hycroft Mine, the Borrower and each of its Subsidiaries owns good and marketable title to all of their respective properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.2.3.

      SECTION VI.10. Taxes. Each of the Parent, Holdings, the Borrower and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION VI.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION VI.12.  Environmental Warranties. Except as set forth in Item
6.12 ("Environmental Matters") of the Disclosure Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any Subsidiary have been, and continue to be, owned or leased by the Borrower or such Subsidiary in material compliance with all Environmental Laws;

            (b)  there have been no past, and there are no pending or threatened

                 (i) claims, complaints, notices or requests for information received by the Borrower or any of its Affiliates with respect to any alleged violation of any Environmental Law by the Borrower or any Subsidiary, or

                 (ii) complaints, notices or inquiries to the Borrower or any of its Affiliates regarding potential liability of the Borrower or any Subsidiary under any Environmental Law;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or might reasonably be expected to have, a Material Adverse Effect;

            (d) each of the Borrower and each Subsidiary has been issued, or has applied for, and is in material compliance with, all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its businesses;

            (e) no property now or previously owned or leased by the Borrower or any Subsidiary is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

           (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or might reasonably be expected to have, a Material Adverse Effect;

           (g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

           (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary that might, singly or in the aggregate, have, or might reasonably be expected to have, a Material Adverse Effect; and

           (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any

      SECTION VI.13. Capitalized Lease Liabilities. On the Effective Date, neither the Borrower nor any of its Subsidiaries has any Capitalized Lease Liabilities other than those Capitalized Lease Liabilities which are identified in Item 6.13 ("Capitalized Lease Liabilities") of the Disclosure Schedule attached hereto.

      SECTION VI.14. Regulations G, U and XVI.14. Neither the Parent, the Borrower, nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION VI.15. Royalties, etc. Except asdisclosed in Item 6.15 ("Schedule of Royalties") of the Disclosure Schedule, neither the Hycroft Mine nor any portion thereof (nor any interest of the Borrower or any Affiliate of the Borrower therein) is subject to any royalty, net smelter return obligation, net profit payment or similar payment obligation or arrangement.

      SECTION VI.16. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any other Obligor in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the

Borrower and each other Obligor to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                 ARTICLE VII

                                  COVENANTS

     SECTION VII.1. Affirmative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

     SECTION VII.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

           (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent, (i) an unaudited consolidated balance sheet of (x) the Parent and its Subsidiaries and (y) the Borrower and its Subsidiaries, in each case as of the end of such Fiscal Quarter and (ii) unaudited consolidated statements of earnings and changes in cash resources of (x) the Parent and its Subsidiaries and (y) the Borrower and its Subsidiaries, in each case for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, in each case certified by the chief financial Authorized Officer of the Parent or of the Borrower, as the case may be;

           (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Parent, (i) a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein an audited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and audited consolidated statements of earnings and changes in cash resources of the Parent and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Lender by Cooper's & Lybrand or other independent public accountants acceptable to the Lender, together with a certificate from the chief financial Authorized Officer of the Borrower containing a computation of, and showing compliance with, the financial covenant contained in Section 7.2.4 and to the effect that he has not become aware of any Default or Event of Default that has occurred and is continuing, or, if he has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it and (ii) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and an unaudited consolidated statements of earnings and changes in cash resources of the Borrower and its Subsidiaries for such Fiscal Year; provided, however, that in the event the Lender shall at any time have determined, in its sole and absolute discretion, that a material change has occurred with respect to the Parent such that the Lender would prefer to receive audited consolidated financial statements of the Borrower and its Subsidiaries, the Lender shall so notify the Borrower no later than 30 days prior to the end of such Fiscal Year and the Borrower shall furnish, or cause to be furnished to the Lender, as soon as possible and in any event within 90 days after the end of such Fiscal Year, a copy of an annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and audited consolidated statements of earnings and changes in cash resources of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Lender by Cooper's & Lybrand or other independent public accountants acceptable to the Lender, together with a certificate from the chief financial Authorized Officer of the Borrower containing a computation of, and showing compliance with, the financial covenant contained in Section 7.2.4 and to the effect that he has not become aware of any Default or Event of Default that has occurred and is continuing, or, if he has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

           (c) as soon as available and in any event within 21 days after the end of each month, and at any other time as the Lender may from time to time request immediately following such request (and, in any event, no later than three Business Days following such request), a Borrowing Base Certificate, together with the Borrower's monthly gold inventory report upon which the computation of the Borrowing Base Amount (as set forth in such Borrowing Base Certificate) was based;

          (d) in any event not later than 60 days after the end of each Fiscal Year of the Borrower, an annual Life of Mine Plan and an annual operating plan (on a month-by-month basis) for the immediately pending Fiscal Year satisfactory in all respects and acceptable to the Lender (including with respect to any change in circumstances pertaining to the Borrower or any other Obligor or the financial condition, business, assets, operations, properties or prospects of the Parent, Holdings, the Borrower or the Borrower and its Subsidiaries taken as a whole);

           (e) as soon as available and in any event within 21 days after the end of each month, mine manager reports on the operation of the Hycroft Mine;

           (f) promptly after the same is approved by the Parent's or the Borrower's or any Subsidiary's Board of Directors, a copy of long-range plans that may have been prepared for or at the direction of such Board of Directors, and all amendments thereto which may be in effect from time to time;

           (g) as soon as available and in any event within 21 days after the end of each month, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Lender) compliance with the financial covenant set forth in Section 7.2.4.;

           (h) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

           (i) as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

           (j) promptly after the sending or filing thereof, copies of all reports which the Parent or the Borrower or any of its Subsidiaries sends to any of its securityholders, and all reports and registration statements which the Parent or the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national or other securities exchange;

           (k) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

           (l) such other information respecting the condition or operations, financial or otherwise, of the Parent or Holdings or the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request, including such environmental reports from such environmental audit firms as may be acceptable to the Lender, in form, scope and substance satisfactory to the Lender, as the Lender may from time to time reasonably require.

      SECTION VII.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

           (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

           (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION VII.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

      SECTION VII.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon the request of the Lender, furnish to the Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

      SECTION VII.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals, following prior notice by the Lender to the Borrower, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

      SECTION VII.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

           (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

           (b) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Lender any actions and proceedings relating to compliance with Environmental Laws; and

           (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this
      Section 7.1.6.

      SECTION VII.1.7. Future Subsidiaries. Upon any Person becoming, after the Effective Date, either a direct or indirect Subsidiary of the Borrower, or upon the Borrower directly or indirectly acquiring additional Capital Stock of any existing

Subsidiary having voting rights or contingent voting rights, the Borrower shall notify the Lender of such acquisition, and, unless otherwise agreed to by the Borrower and the Lender,

           (a) such Person shall (i) execute and deliver to the Lender (A) a Subsidiary Guaranty, (B) a Subsidiary Security Agreement, (C) if such Person owns any Real Property, an appropriate form of Mortgage, (ii) deliver to the Lender acknowledgment copies of Uniform Commercial Code financing statements (form UCC-1) executed and delivered by such Person naming such Person as the debtor and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of Real Property, of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be, and (iii) to the extent such Person is required to pledge stock of a Subsidiary pursuant to clause (b) of
      Section 7.1.7, become a party to the Obligor Pledge Agreement, if not already a party thereto as a pledgor, in a manner satisfactory to the Lender;

           (b) the Borrower and each Subsidiary shall, pursuant to the applicable Pledge Agreement, pledge to the Lender all of the outstanding shares of Capital Stock of each Subsidiary along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Lender that the security interest in such uncertificated securities has been transferred to and perfected by the Lender, in accordance with Section 8-313 and Section 8-321 of the U.C.C. or any other similar law which may be applicable); and

           (c) the Borrower and each Subsidiary shall, pursuant to the applicable Pledge Agreement, pledge to the Lender, all intercompany notes evidencing Indebtedness in favor of the Borrower or such Subsidiary (which shall, unless the Lender shall otherwise agree, be in the form of Exhibit A to the Obligor Pledge Agreement), as the case may be;

together, in each case, with such opinions of legal counsel for the Borrower (which shall be from counsel reasonably satisfactory to the Lender) relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Lender.

      SECTION VII.1.8. Additional Collateral. The Borrower shall, and shall cause each of its Subsidiaries to cause the Lender to have at all times a first priority perfected security interest (subject only to Liens and encumbrances permitted under

Section 7.2.3) in all of the property (real and personal) owned from time to time by the Borrower and such Subsidiaries to the extent the same constitutes or would constitute "Collateral" under each of the Security Agreements and under each of the Mortgages. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, execute, deliver and/or file (as applicable) or cause to be executed, delivered and/or filed (as applicable), the pledge agreement(s), the security agreement(s), Uniform Commercial Code (Form UCC-1) financing statements, Uniform Commercial Code (Form UCC-3) termination statements, and other documentation necessary to grant and perfect such security interest, in each case in form and substance satisfactory to the Lender together, in each case, with such opinions of legal counsel for the Borrower (which shall be from counsel reasonably satisfactory to the Lender) relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Lender.

      SECTION VII.1.9. Use of Proceeds. The Borrower shall apply the proceeds of the Credit Extensions

           (a) for working capital and general corporate purposes of the Borrower and the Subsidiary Guarantors; and

           (b) to repay the Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule and in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule .

      SECTION VII.1.10. Counterparty Notices. The Borrower shall furnish, or shall cause to be furnished, to the Lender and its legal counsel, as soon as available and in any event within 30 days after the date hereof, the Counterparty Notices required to be delivered pursuant to (and as such term is defined in) the Mortgage executed and delivered pursuant to Section 5.1.7.

      SECTION VII.2. Negative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

      SECTION VII.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

      SECTION VII.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

           (a) Indebtedness in respect of the Loans and other Obligations;

           (b) until the date of the initial Borrowing, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

           (c) unsecured intercompany Indebtedness of the Borrower owing to the Parent which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule to the extent (and only to the extent) such Indebtedness is Subordinated Debt;

           (d) Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

           (e) Indebtedness in respect of the Capitalized Lease Liabilities identified in Item 6.13 ("Capitalized Lease Liabilities") of the Disclosure Schedule and as further permitted by Section 7.2.7;

           (f) Indebtedness of any Subsidiary Guarantor owing to the Borrower or any other Subsidiary Guarantor, which Indebtedness

                 (i) shall be evidenced by one or more promissory notes (such promissory note to be, unless otherwise agreed to by the Lender, in substantially the form of Exhibit A to the Obligor Pledge Agreement) duly executed and delivered in pledge pursuant to a Pledge Agreement to the Lender; and

                 (ii) shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part (provided, that only the amount repaid in part shall be discharged) in cash; and

           (g) unsecured intercompany Indebtedness which is Subordinated Debt (not evidenced by a note or other instrument) of the Borrower owing to a Subsidiary (provided, that each such Subsidiary has previously executed and delivered to the Lender the Master Subordination Agreement);

provided, however, that no Indebtedness otherwise permitted by clause (d), (e),
(f) or (g) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

      SECTION VII.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

           (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

           (b) until the date of the initial Borrowing, Liens securing payment of Indebtedness of the type permitted and described in clause (b) of
      Section 7.2.2;

           (c) Permitted Liens;

           (d) Liens securing Indebtedness in an aggregate amount not to exceed, at any time, U.S. $500,000 of the type described in clause (d) of
      Section 7.2.2; and

           (e) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

      SECTION VII.2.4. Financial Condition. The Borrower will not permit at any time its Tangible Net Worth to be less than U.S. $40,000,000; provided, that such amount shall be reduced (dollar for dollar), subject to the following proviso, to the extent (and only to the extent) such repayment is made with proceeds from Borrowings made hereunder, by the amount of each repayment of the intercompany Indebtedness of the Borrower outstanding on the Effective Date and owing to the Parent and permitted pursuant to clauses (b) and (c) of Section 7.2.2; provided, further, that, in any event, the aggregate amount of all such reductions pursuant to the foregoing proviso shall not exceed U.S. $13,000,000.

      SECTION VII.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

           (a) Investments existing on the Effective Date and identified in
      Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

           (b) Cash Equivalent Investments;

           (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

           (d) without duplication, investments permitted as Capital Expenditures pursuant to Section 7.2.7; and

           (e) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances;

provided, however, that

           (f) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

           (g) no Investment otherwise permitted by clause (e) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

      SECTION VII.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

           (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower;

           (b) the Borrower will not, and will not permit any of its Subsidiaries to

                 (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt which would violate the subordination provisions of such Subordinated Debt or which would contravene the provisions of the Master Subordination Agreement; or

                 (ii) redeem, purchase or defease any Subordinated Debt (other than intercompany Indebtedness owing by any Subsidiary to the Borrower, in accordance with the provisions hereof and of the Master Subordination Agreement); and

           (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that, notwithstanding the provisions of clause (b) above, the Borrower shall, to the extent not otherwise restricted by the other terms and provisions of this Agreement or the terms and provisions of the Master Subordination Agreement or any Subordinated Debt, be permitted to, but only in connection with, and with the proceeds from, any Borrowing hereunder, make repayments of the intercompany Indebtedness of the Borrower owing to the Parent which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule on the date of the making of, and in an aggregate amount not to exceed the amount of, such Credit Extension.

      SECTION VII.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures detailed in the annual operating plan for such Fiscal Year delivered pursuant to Section 5.1.11 or clause (d) of Section 7.1.1, which annual operating plan is satisfactory in all respects and acceptable to the Lender (including with respect to the Capital Expenditures detailed therein).

      SECTION VII.2.8. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which are included in the annual operating plan most recently delivered pursuant to either Section
5.1.11 or clause (d) of Section 7.1.1, which annual operating plan is satisfactory in all respects and acceptable to the Lender (including with respect to any such arrangements).

      SECTION VII.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

           (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary Guarantor, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary Guarantor; and

           (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiary Guarantors may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by
      Section 7.2.7 to be made as a Capital Expenditure.

      SECTION VII.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute, dispose of or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless

           (a) such sale, transfer, lease, contribution, disposition or conveyance is in the ordinary course of its business or is permitted by
      Section 7.2.9;

           (b) such sale, transfer, lease, contribution, disposition or conveyance is in respect of

                 (i) obsolete or replaced assets or other assets no longer used or useful to its business; or

                 (ii) unpatented mining claims in the Outlying Area (as such term is defined in the Mortgage delivered pursuant to Section 5.1.7) that are neither used nor useful to its business and the disposal of which will not have a Material Adverse Effect; or

           (c) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed, disposed of or conveyed pursuant to this clause (c) (which assets shall, for greater certainty, exclude assets the sale, transfer, lease, contribution, disposition or conveyance of which is permitted under clause (a) or (b) of this Section) does not exceed U.S.$500,000 during any Fiscal Year.

      SECTION VII.2.11. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

      SECTION VII.2.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

      SECTION VII.2.13. Negative Pledges, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (b) of Section 7.2.2 as in effect on the Effective Date) prohibiting

           (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

           (b) the ability or any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

      SECTION VII.2.14. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.

      SECTION VII.2.15. Stock of Subsidiaries. The Borrower will not permit any Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another wholly-owned Subsidiary.

                                ARTICLE VIII

                              EVENTS OF DEFAULT

      SECTION VIII.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

      SECTION VIII.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

      SECTION VIII.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

      SECTION VIII.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.1 or Section 7.1.10 or Section 7.2.

      SECTION VIII.1.4. Non-Performance of Other Covenants and Obligations. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Lender.

     SECTION VIII.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of (x) in the case of all Obligors excluding the Parent, U.S. $500,000, and (y) in the case of the Parent, Cdn $2,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION VIII.1.6. Judgments. Any judgment or order for the payment of money in excess of U.S. $500,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

           (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

           (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION VIII.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

           (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of U.S. $100,000; or

           (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

      SECTION VIII.1.8. Control of the Borrower. Any Change in Control shall occur.

      SECTION VIII.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

           (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

           (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

           (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

           (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

           (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

      SECTION VIII.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first Lien.

      SECTION VIII.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION VIII.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other

Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.


                                 ARTICLE IX

                          MISCELLANEOUS PROVISIONS

     SECTION IX.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender or the holder of the Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of the Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION IX.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon electronic confirmation thereof).

     SECTION IX.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Lender (including the reasonable fees and the out-of-pocket expenses of counsel to the Lender and of local or special counsel, if any, who may be retained by counsel to the Lender) in connection with

           (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required or requested by the Borrower, whether or not the transactions contemplated hereby are consummated;

           (b) the filing, recording, refiling or rerecording of the Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgage, such Pledge Agreement or such Security Agreement; and

           (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the extensions of credit hereunder, or the issuance of the Note or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION IX.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

           (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

           (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to Article V not to make any Credit Extension; provided, that, in the event a court of competent jurisdiction in a final proceeding shall find that any such determination by the Lender was solely as a result of the Lender's wilful misconduct, the Lender will reimburse the Borrower for any Indemnified Liabilities paid by the Borrower to the Lender in respect of such action);

           (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

           (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION IX.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 9.3 and 9.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION IX.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION IX.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION IX.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

      SECTION IX.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT (EXCEPT, IN THE CASE OF ANY MORTGAGE, AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION IX.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. Notwithstanding anything to the contrary herein, the Lender may at its own expense assign or grant participations in its rights and obligations hereunder and under each of the other Loan Documents with the Borrower's prior consent thereto, such consent not to be unreasonably withheld or delayed. In furtherance of the foregoing sentence, the Lender may, after receiving such consent from the Borrower, disclose to any assignee or participant or to any potential assignee or participant in respect of which the Borrower has provided, in the manner described in the preceding sentence, such consent, information regarding the financial condition, business, assets, operations, properties or prospects of the Borrower and its Affiliates and any other information provided under or otherwise relating to this Agreement or any of the other Loan Documents.

      SECTION IX.11. Other Transactions. Nothing contained herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION IX.12. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION IX.13. Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER

PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



HYCROFT RESOURCES &               THE BANK OF NOVA SCOTIA
  DEVELOPMENT, INC.



By:/S/ A. J. ALI               By: /s/ M. VAN OTTERLOO
   ------------------------       ---------------------------
   Title: VP Finance & CFO        Title: Senior Relationship
                                         Manager

Address:  370 Seventeenth Street  Address: 44 King Street West
          Suite 3000                       16th Floor
          Denver, Colorado                 Toronto, Ontario M5H 1H1
          U.S.A.  80202                    CANADA

Facsimile No.:  (303) 629-2499    Facsimile No.:  (416) 866-2009

Attention: Vice President         Attention: Vice President,
           Finance Chief          Corporate Banking-Mining
           Financial Officer

                                  Domestic
                                  Office: 580 California Street
                                          Suite 2100
                                          San Francisco, CA  94104

                                  Facsimile No.: (415) 397-0791

                                  Attention: Vice President


                                  LIBOR
                                  Office: 580 California Street
                                          Suite 2100
                                          San Francisco, CA  94104

                                  Facsimile No.: (415) 397-0791

                                  Attention: Vice President

                                                                      Schedule I

                              DISCLOSURE SCHEDULE
           (Item references are to sections of the Credit Agreement)

ITEM 1.1    PERMITTED ENCUMBRANCES ON MORTGAGED REAL PROPERTY.

     1. Reservations and exceptions stated in patents and Acts of law authorizing the issuance of patents for patented mining claims and the paramount title of the United States in respect of unpatented mining claims.

     2. Statutory liens for: (a) assessments and taxes not yet payable or not delinquent; and (b) ore and bullion product in accordance with NRS 108.850.

     3. Recorded or Bureau of Land Management issued easements and rights-of-way for existing electrical transmission lines or poles, pipelines and roads on or under the lands.

     4. Rights-of-way granted by the United States Department of Interior, Bureau of Land Management, including rights-of-way Nos. CC-04688, CC-05734, N-3335, N-39119, N-42787, N-44999, N-46289, N-46292, N-46564, N-46728, N-46959,
N-47590, N-54892 and N-54893.

     5.     Financing Statements, as follows:

            a. Financing Statement (Form UCC-1) dated April 21, 1993, made by Hycroft Resources & Development, Inc. as debtor and Caterpillar Financial Services Corporation as secured party. The UCC-1 was filed in the Office of the Secretary of State of the State of Nevada, May 11, 1993, File No. 93-04610.

            b. Financing Statement (Form UCC-1) dated June 4, 1992, made by Hycroft Resources & Development, Inc. as debtor and The CIT Group/Equipment Financing, Inc. as secured party. The UCC-1 was filed in the Office of the Secretary of State of the State of Nevada, July 2, 1993, File No. 93-06651.

            c. Financing Statement (Form UCC-1) dated September 28, 1995, made by Hycroft Resources & Development, Inc. as debtor and Caterpillar Financial Services Corporation as secured party. The UCC-1 was filed in the Office of the Secretary of State of the State of Nevada, October 25, 1995, File No. 95-15339. This Financing Statement was amended by filings on February 29, 1996 and March 20, 1996, of Forms UCC-2, to change the collateral subject to the Financing Statement.

     6. The (a) Lewis-Hycroft Agreement dated January 10, 1989; (b) the Second Lewis-Hycroft Agreement dated March 15, 1991; and (c) the rights of Frank W. Lewis and F.W. Lewis, Inc. prescribed in the Arbitrator's Rulings dated January 25, 1996, in the Arbitration Proceedings for the American Arbitration Association, Cases Nos. 74-E115-0528-89 and 79-199-0063-94, to the extent such rights affect the rights of use and title of Hycroft Resources & Development, Inc.

                                                                      Schedule I

in respect of the patented and unpatented mining claims owned by it which constitute the Crofoot Mine.

     7. Reservations stated in the Deed of Patented Mining Claims With Reservation of Net Proceeds Royalty and Sulphur Mineral Rights and the Deed of Unpatented Mining Claims with Reservation of Net Proceeds Royalty and Sulphur Mineral Rights each made by and between Daniel M. Crofoot, individually and as trustee, and Hycroft Resources & Development, Inc., and recorded on September 26, 1996, in the Office of the Humboldt County Recorder Documents 1996-9621 and 1996-9622, respectively, and in the Office of the Recorder of Pershing County, Nevada, as File Nos. 208845 and 208846, respectively.

                                                                      Schedule I


ITEM 5.1.7  MORTGAGED PROPERTY.

     The patented and unpatented mining claims, real property and water rights described in Schedules III and IV.

ITEM 6.7    LITIGATION.

     Arbitration among Frank W. Lewis, F.W. Lewis, Inc., Hycroft Lewis Mine, Inc. and Vista Gold Corp. before the American Arbitration Association, Cases Nos. 74-E115-0528-89 and 79-199-0063-94.

ITEM 6.8    EXISTING SUBSIDIARIES.

                           STATE OF
       NAME                INCORPORATION      OWNERSHIP %   BUSINESS DESCRIPTION

Hycroft Lewis Mine, Inc.   Nevada             100%          Operates Lewis Mine

ITEM 6.11   EMPLOYEE BENEFIT PLANS.

     Vista Gold Holdings Inc. 401 (k) Plan.

ITEM 6.12   ENVIRONMENTAL MATTERS.

     I. Alleged Air Quality Violation Nos. 510 and 511 issued August 30, 1988, Failure of water sprays on crusher at the Lewis Mine, Administrative Stipulation and Order entered and fine paid in the sum of $5,000.00.

     II. Notice of Alleged Air Quality Violation No. 436 issued October 7, 1987, accedences of suspended particulate standard, rescinded October 27, 1987.

     III. Notice of Alleged Air Quality Violation No. 460 issued December 28, 1987, open burning on Crofoot Mine dump, fine paid in the sum of $50.00.

     IV. Notice of Alleged Air Quality Violation No. 1202, operation of lime bin without required discharge controls, Administrative Stipulation and Order entered and fine paid in the sum of $600.00.

     V. Occurrence of emissions from mercury retort in September 1988 and following months reported to Nevada Division of Environmental Protection. No administrative or other action was taken.

     VI. Sodium cyanide solution discharge resulting from freezing weather and pipe failures, week of December 21, 1990, reported to Nevada Division of Environmental Protection, and remediated. No administrative or other action was taken.

                                                                      Schedule I



ITEM 6.13   CAPITALIZED LEASE LIABILITIES.

     None.

ITEM 6.15   SCHEDULE OF ROYALTIES


a.   Crofoot Mine.

     Net Proceeds Royalty in the production of minerals payable under Section 3 of the Mining Lease With Option to Purchase (patented mining claims) dated July 1, 1985, between Henry C. Crofoot, Jr., Trustee, and Hycroft Resources & Development, Inc. ("Hycroft U. S."), and under Section 3 of the Mining Lease With Option to Purchase (unpatented mining claims) dated July 1, 1985, among Henry C. Crofoot, Jr. and Iola Jane Crofoot, his wife, and Daniel M. Crofoot and Theodore A. Kolb and Alison Kolb, his wife, and Hycroft U. S., as amended by certain amendment agreements, including the Fourth Amendment Agreement dated effective January 1, 1996, and under the Deed of Unpatented Mining Claims With Reservation of Net Proceeds Royalty and Sulphur Mineral Rights dated effective January 1, 1996, and the Deed of Patented Mining Claims With Reservation of Net Proceeds Royalty Sulphur Mineral Rights effective January 1, 1996 (collectively the "Crofoot Agreements").

     Hycroft U. S. shall pay the Royalty Owner a production royalty of the applicable percentage of Net Proceeds for all ores and minerals (except sulphur) mined or otherwise recovered and removed from the Crofoot Mine properties and sold by or for the account of Hycroft U. S. before or after processing, smelting or refining ("Ores and Minerals"). The applicable royalty percentages are:

            a. Seven percent (7%) of Net Proceeds derived from the sale of mercury; and

            b. Four percent (4%) of Net Proceeds derived from the sale of silver, gold and all other minerals (except sulphur).

     "Net Proceeds" means the amount actually received by Hycroft U. S. from the sale of Ores and Minerals less, but only to the extent actually incurred and borne by Hycroft U. S.:

     a. Sales, use, gross receipts, severance and other taxes, if any, payable with respect to severance, production, removal, sale or disposition of Ores and Minerals, but excluding any taxes on net income;

     b. Charges and costs, if any, for transportation to places where Ores and Minerals are milled, treated, processed or otherwise beneficiated, smeltered, refined and sold;

     c. Charges and costs, if any, for milling, treatment, processing, or other beneficiation, including but not limited to crushing, screening and all mining costs; and

                                                                      Schedule I


     d. Charges, costs and penalties, if any, for smelting, refining and marketing. In addition to the foregoing deductions, Hycroft U. S. shall include in deductible costs depreciation of all equipment, billings and facilities required by Hycroft U. S. to mine and process Ores and Minerals. Unit depreciation charges shall be determined quarterly by dividing the Crofoot Mine fixed assets by the total tons of ore reserves expected to be processed through the Crofoot Mine, including any ores from other properties planned for commingling through the Crofoot Mine plant. The depreciation deducted on the quarterly Crofoot Mine royalty statement shall be the product of the Crofoot Mine ore tons processed during the quarter multiplied by the depreciation charge per ton calculated above. Upon termination of the Crofoot Mine operations, the final royalty statement shall include the proceeds from sale or salvage of the Crofoot Mine fixed assets prorated with respect to the total tons and Crofoot Mine tons of ore processed through the Crofoot Mine plant. Charges for interest, exploration, corporate overhead, depletion allowances and property payments are specifically excluded from the Crofoot Mine Net Proceeds royalty determination.

     If milling, treatment, processing or other beneficiation or smelting or refining are carried on in facilities owned or controlled, in whole or in part, by Hycroft U. S., charges, costs and penalties for such operations, including transportation, shall mean the amount that Hycroft U. S. would have incurred if such operations were carried out at facilities not owned or controlled by Hycroft U. S. then offering comparable custom services for comparable products on prevailing terms.

     Hycroft U. S. may recover from production royalties as due to the Royalty Owner, all advance royalty payments paid in accordance with the Crofoot Agreements, as well as all other sums which are credited in favor of Hycroft U.
S. in accordance with the Crofoot Agreements against amounts otherwise due to the Royalty Owner. The Net Proceeds production royalties are payable on or before the 30th day after the last day of each fiscal quarter during which Hycroft U. S. receives payment for the sale of Ores and Minerals. The Net Proceeds production royalty payment obligation terminates and Hycroft U. S. shall have no further obligation of any kind to the Royalty Owner when Hycroft
U. S. has paid a total of $12,800,000, including the sum of all purchase price and advance and production royalty payments made pursuant to the Crofoot Agreements and the conveyances executed and delivered in accordance with the Crofoot Agreements.

     Under the Arbitrator's Rulings described in Item 1.1(6)(c) above, Hycroft U.S. is obligated to F.W. Lewis, Inc. to deliver data and information and to account for the production of ores and products from the Crofoot Mine and the Lewis Mine as provided in the Commingling Plan, as defined in the Arbitrator's Rulings.

b.   Lewis Mine.

     The Net Value production royalty payable to Frank W. Lewis and F.W. Lewis, Inc. (collectively "Lewis"), is payable in accordance with Section 10 of the Mining Lease dated January 1, 1983, between Frank W. Lewis, lessor, and The Standard Slag Company, lessee, as assigned to Hycroft Lewis Mine, Inc. ("Hycroft Lewis"), and as amended by the: (a) Lewis-

                                                                      Schedule I

Hycroft Agreement dated January 10, 1989, among Frank W. Lewis, Hycroft Lewis and Hycroft Resources & Development, Inc.; (b) Second Lewis-Hycroft Agreement dated March 15, 1991, among Frank W. Lewis, Granges Inc., Hycroft Lewis and Hycroft Resources & Development, Inc.; (c) Supplemental Memorandum of Mining Lease dated January 29, 1997, between F.W. Lewis and Hycroft Lewis; and (d) the Arbitrator's Rulings. Under the Lewis Mine Mining Lease, Hycroft Lewis is obligated to pay to Lewis royalties of seven and one-half percent (7.5%) of the net value of all minerals and ores mined and sold by Hycroft Lewis from the Lewis Mine, except with respect to gold. With respect to gold, the Net Value royalty percentage rate shall be determined as follows:


       ASSAY VALUE                                          NET VALUE ROYALTY RATE
 .050 oz., or less, of gold per ton                                   5%
More than .050 oz. but less than .060 oz. of gold per ton            6%
More than .060 oz. but less than .070 of gold per ton                7%
More than .070 oz. but less than .100 oz. of gold per ton            7-1/2%
More than .100 oz. but less than .120 oz of gold per ton             8%
More than .120 oz. but less than .140 oz of gold per ton             9%
More than .140 oz. or more of gold per ton                           10%


Assay Value is determined by dividing the actual gold recovered by the refinery by the actual number of tons of ore produced during a calendar month, the resultant figure being the Assay Value per ton.

     The term "Net Value" means the gross selling price of ores and concentrates, less the cost of hauling ores and concentrates, from the Lewis Mine to the market or smelter or other reduction works which purchases the ores and concentrates, and freight charges from the shipping point to smelter or the cost of trucking charges from the Lewis Mine direct to market or smelter, if handled in that matter, together with smelting, milling and handling charges, plus the cost of insurance on bullion shipments. No other deductions shall be permitted without Lewis' written consent.

     If ores are processed in a mill or processing plant owned, operated or controlled by Hycroft Lewis (directly or indirectly) or milled upon the Lewis Mine properties, no deductions shall be made for milling, processing or transportation to the mill or other charges. Payment of the Net Value royalties for gold and silver shall be made to Lewis monthly on or before the last day of each month on all minerals and ores sold during the preceding calendar month. Net Value of royalties for gold shall be determined on the basis of total shipments to the refinery each month. Hycroft Lewis shall instruct the refiner or smelter to deposit seven and one-half percent (7.5%) of the silver and other metals, together with the determined gold Net Value royalty, into an account in Lewis' name.

     In each calendar year, Hycroft Lewis is entitled to credit the advance minimum royalty payments paid under the Lewis Mine Mining Lease against the Net Value production royalties

                                                                      Schedule I

payable by Hycroft Lewis to Lewis for the year during which the advance minimum royalty payment is paid.

     Under the Arbitrator's Rulings described in Item 1.1(6)(c) above, Hycroft U.S. is obligated to F.W. Lewis, Inc. to deliver data and information and to account for the production of ores and products from the Crofoot Mine and the Lewis Mine as provided in the Commingling Plan, as defined in the Arbitrator's Rulings.

ITEM 7.2.2(b) INDEBTEDNESS TO BE PAID.

     A portion of Intercompany Indebtedness of the Borrower to Parent as evidenced by the Restated Promissory Note dated as of February 20, 1997, and the Amended and Restated 1996 Credit Facility Agreement dated as of February 20, 1997, between the Borrower and Parent in the in the amount of $11,000,000.00.

ITEM 7.2.2(c) ONGOING INDEBTEDNESS.

     Unsecured intercompany Indebtedness in an aggregate amount not to exceed the amount evidenced by Restated Promissory Note dated as of February 20, 1997, executed by the Borrower, as maker, in the principal amount of $25,000,000 and the Amended and Restated 1996 Credit Facility Agreement dated as of February 20, 1997, between the Borrower and Parent.


ITEM 7.2.5(a)  ONGOING INVESTMENTS.

     None.

                                                                     Schedule II



MONTHLY GOLD INVENTORY REPORT

                                                                                        Estimated
                                                                            Grade       Ultimate     Total    Recoverable
                                                                 Tonnage    (OPT)       Recovery     Ounces     Ounces
                                                                 -------    -----       --------     ------   ----------
                                                                                       (See Note 1)
LEACH PAD #1
------------

Cumulative Ounces Placed                                                                            318,328     250,007
(As at Borrowing Base Calculation Date Period Start)

Additions During Period                                                0     0.000         65%            0           0
Ounces Recovered During Period                                                                                        0

Cumulative Additions                                                                                318,328     250,007
Cumulative Ounces Recovered                                                                                     239,008

Ending Pad #1 Inventory                                                                                          10,999
(As at Borrowing Base Calculation Date Period End)


LEACH PAD #2
------------

Cumulative Ounces Placed                                                                            448,664     354,335
(As at Borrowing Base Calculation Date Period Start)

Additions During Period                                           47,725     0.013         65%          620         403
Ounces Recovered During Period                                                                                        0

Cumulative Additions                                                                                449,284     354,738
Cumulative Ounces Recovered                                                                                     330,505

Ending Pad #2 Inventory                                                                                          24,233
(As at Borrowing Base Calculation Date Period End)


LEACH PAD #3
------------

Cumulative Ounces Placed                                                                            261,577     200,674
(As at Borrowing Base Calculation Date Period Start)

Additions During Period                                          496,275     0.013         65%        6,452       4,194
Ounces Recovered During Period                                                                                    9,359

Cumulative Additions                                                                                268,029     204,868
Cumulative Ounces Recovered                                                                                     195,110

Ending Pad #3 Inventory                                                                                           9,758
(As at Borrowing Base Calculation Date Period End)

                                                                    Schedule II



MONTHLY GOLD INVENTORY REPORT
-----------------------------

                                                                                        Estimated
                                                                            Grade       Ultimate     Total    Recoverable
                                                                 Tonnage    (OPT)       Recovery     Ounces     Ounces
                                                                 -------    -----       --------     ------   ----------
LEACH PAD #4 - BRIMSTONE ORE ONLY                                                      (See Notes 1)
---------------------------------

Cumulative Ounces Placed                                                                               7,865      5,506
(As at Borrowing Base Calculation Date Period Start)

Additions During Period                                            466,000   0.012          70%        5,592      3,914
Ounces Recovered During Period                                                                                        0

Cumulative Additions                                                                                  13,457      9,420
Cumulative Ounces Recovered                                                                                           0

Ending Pad #4 Inventory                                                                                           9,420
(As at Borrowing Base Calculation Date Period End)


BRIMSTONE ORE TO CROFOOT PADS (AREA #5)
---------------------------------------

Cumulative Ounces Placed                                                                                   0          0
(As at Borrowing Base Calculation Date Period Start)

Additions During Period                                                  0   0.000          70%            0          0
Ounces Recovered During Period                                                                                        0

Cumulative Additions                                                                                       0          0
Cumulative Ounces Recovered                                                                                           0

Ending "Brimstone to Crofoot" Inventory                                                                               0
(As at Borrowing Base Calculation Date Period End)


TOTAL HYCROFT LEACH PADS
------------------------

Cumulative Ounces Placed                                                                           1,036,434    810,522
(As at Borrowing Base Calculation Date Period Start)

Additions During Period                                          1,010,000   0.013          67%       12,664      8,511
Ounces Recovered During Period                                                                                    9,359

Cumulative Additions                                                                               1,049,098    819,033
Cumulative Ounces Recovered                                                                                     764,623

Ending Total Hycroft Pad Inventory                                                                               54,410
(As at Borrowing Base Calculation Date Period End)

                                                                    Schedule III

                         CROFOOT PATENTED MINING CLAIMS


            CLAIM NAME                      PATENT NO.  SURVEY NO.
            Sheol Sulphur Mine No. 1-No. 3  908431        4355
            Sheol #4-#8*                    908431        4355
            Admission                       908431        4355
            Swager                          1213605       4839
            Green Rock Placer               1223182       4857
            West Virginia No. 1             1064817       4688A
            West Virginia No. 2             1064817       4688A
            Black Rock                      1064817       4688A

* Excepting a portion of Sheol #4 and Sheol #5, described by metes and bounds, owned by Frank W. Lewis, Inc.

                                                                    Schedule III


                        CROFOOT UNPATENTED MINING CLAIMS

ORIGINAL CROFOOT MINE UNPATENTED MINING CLAIMS.


                   DATE OF           HUMBOLDT CO.      PERSHING CO.  BLM
CLAIM NAME         LOCATION          BOOK/PAGE         BOOK/PAGE     NMC NO.
-----------------  ----------------  ----------------  ------------  --------------

Airstrip 1-3       4-09-58           10/392-394                      88292-88294

Airstrip 4, 5      4-02-59           10/524,525                      88295,88296

Airstrip Fraction  7-27-67           25/92                           88297

Blackrock No. 2    3-11-89           271/390                         545996

Mayo               3-11-89           271/391                         545997

Anita              3-11-89           271/392                         545998

Ashlode            3-11-89           271/393                         545999

Albert             3-11-89           271/394                         546000

CKC #1, #2         3-03-73           71/196,197                      88348,88349

CKC #3-#6          4-03-73           71/587-590                      88350-88353

CKC #7             9-06-73           75/499                          88354

CKC #8,#9          9-06-73                             51/220,221    88355,88356

CKC 10             3-11-89           271/395                         546001

CKC 11             3-11-89           271/396                         546002

CKC #12            8-14-87           245/14            202/507       444109

CKC 13             3-11-89           271/397                         546003

CKC 14             3-11-89           271/398                         546004

CKC #15            8-14-87           245/17                          444112


CROFOOT MINE RFG UNPATENTED MINING CLAIMS.


RFG 33, 35          3-10-89           271/399,400                    546005, 546006

RFG 37              3-10-89           271/401                        546007

RFG 38              3-10-89           271/402                        546008

RFG 39A             3-10-89           271/403                        546009

RFG 42              3-10-89           271/404                        546010

RFG 43              3-10-89           271/405                        546011

RFG 44              3-10-89           271/406                        546012

RFG 45              3-10-89           271/407                        546013

                                                                    Schedule III

                   DATE OF           HUMBOLDT CO.      PERSHING CO.  BLM
CLAIM NAME         LOCATION          BOOK/PAGE         BOOK/PAGE     NMC NO.
-----------------  ----------------  ----------------  ------------  --------------
RFG 46              3-10-89           271/408                        546014

RFG 47              3-10-89           271/409                        546015

RFG 48              3-10-89           271/410                        546016

RFG 49              3-10-89           271/411                        546017

RFG 50              3-10-89           271/412                        546018

RFG 51              3-10-89           271/413                        546019

RFG 52              3-10-89           271/414                        546020

RFG 52A             3-10-89           271/415                        546021

RFG 53              3-10-89           271/416                        546022

RFG 54              3-10-89           271/417                        546023

RFG 57-60           3-10-89           271/418-421                    546024-546027

RFG 61-67           3-10-89           271/422-428                    546028-546034

RFG 67A             3-10-89           271/429                        546035

RFG 68              3-10-89           271/430                        546036

RFG 68A             3-10-89           271/431                        546037

RFG 71              3-11-89           271/432                        546038

RFG 73, 74          3-11-89           271/433,434                    546039,546040

RFG 75-80           3-11-89           271/435-440                    546041-546046

RFG 81              3-11-89           271/441                        546047

RFG 81A             3-11-89           271/442                        546048

RFG 82              3-11-89           271/443                        546049

RFG 83              3-11-89           271/444                        546050

RFG 84              3-11-89           271/445                        546051

RFG 85              3-11-89           271/446                        546052

RFG 86              3-11-89           271/447                        546053

RFG 87              3-11-89           271/448                        546054

RFG 88              3-11-89           271/449                        546055

RFG 89-94           3-11-89           271/450-455                    546056-546061

Fr. R.F.G. #94A     2-22-80           134/397                        143503

RFG 95, 97          3-11-89           271/456,457                    546062,546063

                                                                    Schedule III


                   DATE OF           HUMBOLDT CO.      PERSHING CO.    BLM
CLAIM NAME         LOCATION          BOOK/PAGE         BOOK/PAGE       NMC NO.
-----------------  ----------------  ----------------  ------------  -----------
RFG 99              3-11-89           271/458             227/98       546064

RFG 101             3-11-89           271/459             227/99       546065

Fr. R.F.G. #102     2-22-80           134/400                          143481

RFG 103             3-11-89           271/460             227/100      546066

R.F.G. #104         2-14-80           133/702             106/409      141664

R.F.G.  #105        1-23-80           133/703             106/410      141665

R.F.G.  #106        2-14-80           133/704             106/411      141666

R.F.G.  #107        1-23-80                               106/412      141667

R.F.G.  #108        1-24-80           133/705             106/413      141668

R.F.G.  #109        1-23-80                               106/414      141669

R.F.G.  #110        1-24-80           133/706             106/415      141670

R.F.G.  #111        1-24-80                               106/416      141671

R.F.G.  #112        1-24-80           133/707             106/417      141672

R.F.G.  #113-#119   1-24-80                               106/418-424  141673-141679

R.F.G.  #126, #128  1-09-80           134/407,408                      143482,143483

R.F.G.  #136, #138  1-09-80           133/720,721         106/438,440  141693,141695

R.F.G.  #140        1-09-80           133/722             106/442      141697

R.F.G.  #142, #144  1-22-80                               106/444,446  141699,141701

R.F.G.  #146        1-22-80                               106/448      141703

R.F.G.  #256        1-11-80           133/727             106/527      141782

R.F.G.  #258, #260  1-11-80           134/410,411                      143485,143486

R.F.G. #286, #287   1-18-80           134/413,414                      143425,143426

RFG 288             3-11-89           271/461                          546067

R.F.G. #289         1-18-80           134/416                          143428

RFG 290             3-11-89           271/462                          546068

R.F.G. #291         1-18-80           134/418                          143430

RFG 292             3-11-89           271/463                          546069

R.F.G. #293         1-18-80           134/420                          143432

RFG 294             3-11-89           271/464                          546070

R.F.G. #295         1-18-80           134/422                          143434

                                                                    Schedule III

                   DATE OF           HUMBOLDT CO.      PERSHING CO.    BLM
CLAIM NAME         LOCATION          BOOK/PAGE         BOOK/PAGE       NMC NO.
-----------------  ----------------  ----------------  ------------  --------------

RFG 296               3-11-89           271/465                        546071

R.F.G. #297           1-18-80           134/424                        143436

RFG 298               3-11-89           271/466                        546072

R.F.G. #299           1-18-80           134/426                        143438

RFG 300               3-11-89           271/467                        546073

R.F.G. #301           1-18-80           134/519                        143440

RFG 302               3-11-89           271/468                        546074

R.F.G. #303           1-18-80           134/521                        143442

RFG 304               3-11-89           271/469                        546075

RFG 322               3-11-89           271/470                        546076

RFG 323               3-11-89           271/471                        546077

RFG 324-327           3-11-89           271/472-475                    546078-546081

RFG 329, 331          3-11-89           271/476,477                    546082,546083

RFG 333, 335          3-11-89           271/478,479                    546084,546085

RFG 337               3-11-89           271/480                        546086

RFG 339, 341          3-11-89           271/481,482                    546087,546088

RFG 343               3-11-89           271/483                        546089

                                                                     Schedule IV

                          LEWIS PATENTED MINING CLAIMS

FRANK W. LEWIS AND F.W. LEWIS, INC. PATENTED MINING CLAIMS.


CLAIM NAME                  PATENT NO.  SURVEY NO.

Brim Stone                  1001727       4600

Scheol No.9                 1008652       4598

Hill Top Placer             1008652       4598

Occult                      1008652       4598

Sheol #4 and Sheol #5       908431        4355


Except and excluding those portions excepted and excluded in patents and the portions of the Sheol #4 and Scheol #5 owned by Hycroft Resources & Development, Inc.

                                                                     Schedule IV

                         LEWIS UNPATENTED MINING CLAIMS

FRANK W. LEWIS AND F.W. LEWIS, INC. UNPATENTED MINING CLAIMS.



                       DATE OF   HUMBOLDT CO.  PERSHING CO.    BLM
CLAIM NAME             LOCATION  BOOK/PAGE     BOOK/PAGE       NMC NO.
----------             --------  -----------   ---------       -------
A. HUMBOLDT COUNTY CLAIMS.

R.F.G. #1-#10          12-20-79  134/272-281                    143252-143261

R.F.G. #11, #12        1-03-80   134/282,283                    143262,143263

Fr. R.F.G. #12A        2-20-80   134/284                        143490

R.F.G. #13             12-27-79  134/285                        143264

Fr. R.F.G. #13A        2-20-80   134/286                        143491

R.F.G. #14-#22         1-03-80   134/287-295                    143265-143273

Fr. R.F.G. #22A        2-20-80   134/296                        143492

R.F.G. #23             1-03-80   134/297                        143274

R.F.G. #24, #25        12-22-79  134/298,299                    143275,143276

R.F.G. #26-#29         1-05-80   134/300-303                    143277-143280

Fr. R.F.G. #29A, #29B  2-06-80   134/304,305                    143493,143494

R.F.G. #30A            1-05-80   134/306                        143495

R.F.G. #30-#32         12-22-79  134/324-326                    143281-143283

R.F.G. #34             12-22-79  134/328                        143285

Fr. R.F.G. #36         12-22-79  134/330                        143287

Fr. R.F.G.#36A,#36B    2-07-80   134/331,332                    143496,143497

Fr. R.F.G.#39          2-21-80   134/335                        143290

R.F.G. #39  (A/A)      8-04-87   242/228                        143290,436884

R.F.G. #40, #41        1-07-80   134/337,338                    143291,143292

R.F.G. #55, #56        1-09-80   134/353,354                    143306,143307

R.F.G. #69, #70        1-10-80   134/370,371                    143320,143321

R.F.G. #72             1-10-80   134/373                        143323

                                                                     Schedule IV


                       DATE OF   HUMBOLDT CO.  PERSHING CO.    BLM
CLAIM NAME             LOCATION  BOOK/PAGE     BOOK/PAGE       NMC NO.
----------             --------  -----------   ---------       -------

R.F.G. #72 (A/A)       8-05-87   242/229                       143323,436912

R.F.G. #127, #129      1-09-80   133/714,715  106/431,432      141686,141687

R.F.G. #130            1-09-80   134/409                       143484

R.F.G. #131-#134       1-09-80   133/716-719  106/433-436      141688-141691

R.F.G. #168-#171       2-01-80   134/429-432                   143347-143350

R.F.G. #172-#174       1-31-80   134/433-435                   143351-143353

R.F.G. #174 (A)        5-15-80   137/445                       143353

R.F.G. #175-#177       1-31-80   134/436-438                   143354-143356

R.F.G. #175-#177 (A)   5-15-80   137/446-448                   143354-143356

R.F.G. #178-#185       2-01-80   134/439-446                   143357-143364

R.F.G. #186            1-31-80   134/447                       143365

R.F.G. #187            2-01-80   134/448                       143366

R.F.G. #188            1-31-80   134/449                       143367

R.F.G. #189            2-01-80   134/450                       143368

R.F.G. #190            1-31-80   134/451                       143369

R.F.G. #190 (A)        5-15-80   137/449                       143369

R.F.G. #191            2-01-80   134/452                       143370

R.F.G. #192            1-31-80   134/453                       143371

R.F.G. #192 (A)        5-15-80   137/450                       143371

R.F.G. #193            2-01-80   134/454                       143372

R.F.G. #194            1-31-80   134/455                       143373

R.F.G. #194 (A)        5-15-80   137/451                       143373

R.F.G. #195            2-01-80   134/456                       143374

R.F.G. #196            1-31-80   134/457                       143375

R.F.G. #196 (A)        5-15-80   137/452                       143375

R.F.G. #197            2-01-80   134/458                       143376

                                                                     Schedule IV


                       DATE OF   HUMBOLDT CO.  PERSHING CO.    BLM
CLAIM NAME             LOCATION  BOOK/PAGE     BOOK/PAGE       NMC NO.
----------             --------  -----------   ---------       -------
R.F.G. #198            1-31-80   134/459                        143377

Fr. R.F.G. #199        2-01-80   134/460                        143378

R.F.G. #200            1-31-80   134/307                        143379

R.F.G. #200A           12-28-79  133/723        106/470         141725

Fr. R.F.G. #201        2-05-80   134/308                        143380

Fr. R.F.G. #201A       2-05-80   134/309                        143504

R.F.G. #202-#215       1-30-80   134/461-474                    143381-143394

Fr. R.F.G. #215B       2-14-80   134/475                        143505

R.F.G. #216, #217      1-30-80   134/476,477                    143395,143396

Fr. R.F.G. #217B       2-14-80   134/478                        143506

Fr. R.F.G. #218        2-13-80   134/479                        143397

Fr. R.F.G.#218A,#218B  2-04-80   134/480,481                    143507,143508

Fr. R.F.G. #219        2-13-80   134/482                        143398

Fr. R.F.G. #219B       2-13-80   134/483                        143509

R.F.G. #220, #221      1-31-80   134/484,485                    143399,143400

R.F.G. #222, #223      1-31-80   134/490,491                    143401,143402

R.F.G. #224-#227       1-26-80   134/492-495                    143403-143406

R.F.G. #228, #230      1-25-80   133/708,709    106/498,502     141753,141757

Fr. R.F.G. #234, #235  1-26-80   133/710,711    106/509,511     141764,141766

Fr. R.F.G. #236        1-26-80   133/712        106/513         141768

Fr. R.F.G. #237        1-30-80   133/713        106/515         141770

Fr. R.F.G. #238F       1-29-80   134/497                        143510

Fr. R.F.G. #239        1-29-80   134/501                        143407

Fr. R.F.G. #239        2-20-80   134/500                        143598

Fr. R.F.G. #239A       2-20-80   134/498                        143511


                                                                     Schedule IV


                       DATE OF   HUMBOLDT CO.  PERSHING CO.    BLM
CLAIM NAME             LOCATION  BOOK/PAGE     BOOK/PAGE       NMC NO.
----------             --------  -----------   ---------       -------
Fr. R.F.G. #240        2-22-80   134/503                       143408

Fr. R.F.G. #240        2-22-80   134/502                       143597

Fr. R.F.G. #241        3-11-80   134/504                       143409

Fr. R.F.G. #241A       3-11-80   134/505                       143596

Fr. R.F.G. #242        3-11-80   134/506                       143410

Fr. R.F.G. #243        2-01-80   134/507                       143411

Fr. R.F.G. #244, #245  2-03-80   134/508,509                   143412,143413

Fr. R.F.G. #246-#248   2-03-80   134/486-488                   143414-143416

R.F.G. #250, #252      1-11-80   133/724,725     106/521,523   141776,141778

R.F.G. #254, #257      1-11-80   133/726,728     106/525,528   141780,141783

R.F.G. #259, #261      1-11-80   133/729,730     106/529,530   141784,141785

R.F.G. #262            1-11-80   134/412                       143487

R.F.G. #263            1-11-80   133/731         106/531       141786

R.F.G. #264, #265      1-11-80   134/510,511                   143417,143418

R.F.G. #266-#271       1-17-80   134/512-517                   143419-143424

R.F.G. #305-#307       1-18-80   134/523-525                   143444-143446

R.F.G. #328            1-11-80   134/526                       143453

RFG No. 328X           5-15-84   187/435                       307553

R.F.G. #330            1-11-80   134/528                       143455

R.F.G. #332, #334      1-11-80   134/530,532                   143457,143459

R.F.G. #336            1-11-80   134/534                       143461

R.F.G. #338, #340      1-22-80   134/536,538                   143463,143465

R.F.G. #342            1-22-80   134/540                       143467

R.F.G. #358            1-31-80   134/489                       143469

R.F.G. #359            1-31-80   134/310                       143470


                                                                     Schedule IV


                       DATE OF   HUMBOLDT CO.  PERSHING CO.    BLM
CLAIM NAME             LOCATION  BOOK/PAGE     BOOK/PAGE       NMC NO.
----------             --------  -----------   ---------       -------
Fr. R.F.G. #360         1-31-80   134/311                      143471

R.F.G. #361             1-31-80   134/312                      143472

Fr. R.F.G. #362         1-31-80   134/313                      143473

Fr. R.F.G. #362A        2-05-80   134/314                      143512

R.F.G. #363, #364       1-31-80   134/315,316                  143474,143475

Fr. R.F.G. #364A        2-05-80   134/317                      143513

R.F.G. #365, #366       1-31-80   134/318,319                  143476,143477

Fr. R.F.G. #366A        2-06-80   134/320                      143514

R.F.G. #367             1-31-80   134/321                      143478

R.F.G. #368             2-01-80   134/322                      143479

Fr. R.F.G. #368A        2-06-80   134/323                      143515

Fr. R.F.G. #O.B.F.      1-30-80   134/499                      143488

Fr. R.F.G. #I.F.S.      1-27-80   134/496                      143489

R.F.G. #400-#402        10-25-80  143/13-15                    175062-175064

R.F.G. #403-#427        10-17-80  143/16-40                    175065-175089

Pacific #2              11-04-80  144/13                       181010

Sulfate                 11-04-88  144/14                       181011

Alunite                 11-04-80  144/15                       181012

Alunite #2              11-04-80  144/16                       181013

DIA No. 1-No. 5         8-25-83   180/326-330                  284248-284252

B. PERSHING COUNTY CLAIMS.

R.F.G. #120-#125        1-24-80                106/425-430     141680-141685

R.F.G. #127, #129       1-09-80   133/714,715  106/431,432     141686,141687

R.F.G. #131-#134        1-09-80   133/716-719  106/433-436     141688-141691

R.F.G. #135, #137       1-09-80                106/437,439     141692,141694


                                                                     Schedule IV


                       DATE OF   HUMBOLDT CO.  PERSHING CO.    BLM
CLAIM NAME             LOCATION  BOOK/PAGE     BOOK/PAGE       NMC NO.
----------             --------  -----------   ---------       -------
R.F.G. #139, #141      1-09-80                 106/441,443  141696,141698

R.F.G. #143, #145      1-22-80                 106/445,447  141700,141702

R.F.G. #147-#161       1-22-80                 106/449-463  141704-141718

R.F.G. #162-#167       1-23-80                 106/464-469  141719-141724

R.F.G. #200A           12-28-79     133/723    106/470      141725

R.F.G. #201A-#223A     12-28-79                106/471-493  141726-141748

R.F.G. #224A-#227A     1-07-80                 106/494-497  141749-141752

R.F.G. #228            1-25-80      133/708    106/498      141753

R.F.G. #228A           1-07-80                 106/499      141754

R.F.G. #229            1-25-80                 106/500      141755

R.F.G. #229A           1-07-80                 106/501      141756

R.F.G. #230            1-25-80      133/709    106/502      141757

R.F.G. #230A           1-07-80                 106/503      141758

R.F.G. #231            1-25-80                 106/504      141759

R.F.G. #231A, #232A    1-07-80                 106/505,506  141760,141761

Fr. R.F.G. #233        1-26-80                 106/507      141762

R.F.G. #233A           1-07-80                 106/508      141763

Fr. R.F.G. #234        1-26-80      133/710    106/509      141764

R.F.G. #234A           1-07-80                 106/510      141765

Fr. R.F.G. #235        1-26-80      133/711    106/511      141766

R.F.G. #235A           1-07-80                 106/512      141767

Fr. R.F.G. #236        1-26-80      133/712    106/513      141768

R.F.G. #236A           1-08-80                 106/514      141769

Fr. R.F.G. #237        1-30-80      133/713    106/515      141770

R.F.G. #237A-#241A     1-08-80                 106/516-520  141771-141775



                                                                     Schedule IV


                       DATE OF   HUMBOLDT CO.  PERSHING CO.    BLM
CLAIM NAME             LOCATION  BOOK/PAGE     BOOK/PAGE       NMC NO.
----------             --------  -----------   ---------       -------

R.F.G. #250            1-11-80     133/724      106/521        141776

R.F.G. #251            1-11-80                  106/522        141777

R.F.G. #252            1-11-80     133/725      106/523        141778

R.F.G.  #253           1-11-80                  106/524        141779

R.F.G.  #254           1-11-80     133/726      106/525        141780

R.F.G.  #255           1-11-80                  106/526        141781

R.F.G.  #257, #259     1-11-80     133/728,729  106/528,529    141783,141784

R.F.G. #261, #263      1-11-80     133/730,731  106/530,531    141785,141786

WRC -1 thru -28        3-13-95                  287/552-579    714252-714279

WRC -29 thru -58       3-14-95                  287/580-609    714280-714309

WRC -60                3-14-95                  287/611        714311

WRC -82, -84           3-14-95                  287/613,615    714313,714315

WRC -87 thru -91       3-14-95                  287/617-621    714317-714321